Exhibit 1.1

                             HAT WORLD CORPORATION

                             UNDERWRITING AGREEMENT

                               August ____, 1999


EBI Securities Corporation
6300 South Syracuse Way, Suite 645
Englewood, Colorado 80111

Gentlemen:

        HAT WORLD CORPORATION, a Minnesota corporation, hereby confirms its agreement with you, as Representative, and with the other members of the Underwriting Group as set forth below. For purposes of this Agreement, all references throughout this Agreement to the "Company" shall include Hat World Corporation and its wholly owned subsidiary, Hat World, Inc., a Minnesota corporation, as shall be appropriate in the context used.


                                   SECTION 1
                       Description of Offering and Shares

        The Underwriting Group proposes to purchase from the Company in an initial public offering ("Public Offering") a total of 1,150,000 shares of the Company's $.01 par value common stock ("Firm Shares"). The Representative, either on its own behalf or on behalf of the members of the Underwriting Group, will have an overallotment option ("Overallotment Option") to purchase up to an additional 172,500 Shares ("Overallotment Shares") exercisable for a period of sixty (60) days after the Effective Date (hereinafter defined) to cover overallotments, which may occur during the Offering. The Firm Shares and the Overallotment Shares as used throughout this Agreement shall be referred to herein as the "Shares." The Company's $.01 par value common stock when not referring specifically to the "Shares" shall be referred to herein as the "Company's Common Stock." The Company agrees to sell to the Underwriting Group all of the Firm Shares and the Company agrees to sell to the Representative all or such portion of the Overallotment Shares under the Overallotment Option to the extent exercised by the Representative from time to time during the sixty
(60) day period following the Effective Date. The Shares will initially be offered and sold to the public at a price of $ ___________ for each Share. Such price is referred to herein as the "Public Offering Price." The Company's authorized and outstanding capitalization when the Public Offering of the Shares is permitted to commence and at the Closing Date (hereinafter defined) and at the Option Closing Date (hereinafter defined) will be as set forth in the Registration Statement (hereinafter defined) and the Prospectus (hereinafter defined) included therein.

        On the Effective Date, the Shares will be listed for quotation on the NASDAQ National Market System under the symbol "HATS." Such listing is subject to the Company's ability to meet the NASDAQ National Market System maintenance requirements on the Effective Date. In connection with the application for such listing, the Company will furnish the Representative or legal counsel for the Representative five (5) complete copies of the Registration Statement (hereinafter defined) and all amendments thereto for filing with the National Association of Securities Dealers, Inc. ("NASD").

                                   SECTION 2
                 Representations and Warranties of the Company

        In order to induce the members of the Underwriting Group to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Representative and the members of the Underwriting Group as follows:

        2.1 Registration Statement and Prospectus. A registration statement on Form SB-2 (File No. 333-80761) ("Registration Statement") with respect to the Shares, and the Representative's Warrants (hereinafter

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defined), including the related Prospectus, copies of which have heretofore been delivered by the Company to the Representative, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended ("Act"), and the rules and regulations ("Rules and Regulations") of the Commission thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Representative, has or have heretofore been filed with the Commission; and the Company may file with the Commission on or prior to the Effective Date additional amendments to said Registration Statement, including the final Prospectus. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission. As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement and all amendments thereto, including the Prospectus, all exhibits and all financial statements, as it becomes effective; the term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective which shall include such changes and amendments as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and as have been provided to and approved by the Representative prior to the Effective Date; and the term "Preliminary Prospectus" refers to and means any Prospectus included in said Registration Statement before it becomes effective. The terms "Effective Date" and "effective" refer to the date the Commission declares the Registration Statement effective, pursuant to Section 8 of the Act. Prior to the later of (i) the Closing Date or the Option Closing Date or (ii) the completion of the distribution of the Shares, neither the Company nor its Subsidiary will have distributed any written offering material in connection with the offering and sale of the Shares other than the Registration Statement and any amendment thereto or the Prospectus and any amendment or supplement thereto, or other materials, if any, permitted by the Act.

        2.2 Accuracy of Registration Statement and Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. When the Registration Statement becomes effective and on the Closing Date and on the Option Closing Date, (i) the Registration Statement and Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations thereunder for the purposes of the proposed Public Offering of the Shares, (ii) all statements of material fact contained in the Registration Statement and Prospectus will be true and correct, and (iii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished on behalf of the members of the Underwriting Group specifically for use therein.

        2.3 Financial Statements and Definition of Subsidiary. The consolidated financial statements of the Company and the pro forma (i.e., as adjusted) financial or other information together with related schedules and notes as set forth in the Registration Statement and Prospectus present fairly the financial position of the Company and Hat World, Inc., a Minnesota corporation which is its wholly owned subsidiary, on a combined basis and the results of their operations and cash flows and the changes in their financial position at the respective dates and for the respective periods for which they apply. The term "Subsidiary" or "Subsidiaries" as used throughout this Agreement refers to each corporation, limited liability company, partnership or other entity in which the Company currently owns, or directly or indirectly may hereafter acquire, a fifty percent (50%) or greater interest ("Controlling Interest"). Unless otherwise indicated, the term "Company" as used in this Agreement, where appropriate in the context used, shall include the Company and its Subsidiary as of the date being referenced in this Agreement. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods concerned, except as otherwise stated therein, and fairly present the financial condition of the Company and its Subsidiary as of the date of, or period covered by, such financial statements. The pro forma information, including related notes and schedules, has been prepared on a basis consistent with the historical financial statements and other historical information, as applicable, to the extent included in the Registration Statement and the Prospectus, except for the pro forma adjustments specified therein and give effect to the assumptions made on a reasonable basis to give effect to historical and, if applicable, proposed transactions described in the Registration Statement and the Prospectus. The selected financial data set forth in the Prospectus under the captions "Summary Financial Data," "Capitalization," "Selected Financial Data" fairly present, in accordance with generally accepted principles, on the basis stated in the Prospectus, the

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information included therein. No other financial statements or schedules are required to be included in the Registration Statement.

        2.4 Independent Public Accountants. Eide Bailly, LLP, the accountants which have audited the financial statements of the Company or its Subsidiary filed or to be filed with the Commission as part of the Registration Statement and Prospectus which are designated as audited financial statements, are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder.

        2.5 Authorization. The Company has full power and authority (both corporate and otherwise) to enter into and execute this Agreement and to execute and deliver the Representative's Warrants (as provided in Section 3.4 of this Agreement) and to carry out the terms and provisions of this Agreement and the Representative's Warrants required to be carried out by it under such agreements.

        2.6 No Contingent Liabilities and No Material Adverse Change. Except as disclosed in the Registration Statement and Prospectus, neither the Company nor its Subsidiary has any contingent liabilities, obligations or claims nor have either of them received threats of claims or regulatory action. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date and the Option Closing Date, (i) there shall not have been any material adverse change in the condition, financial or otherwise, of the Company or its Subsidiary or in their respective businesses; (ii) there shall not have been any material adverse transaction entered into by the Company or its Subsidiary; (iii) neither the Company nor its Subsidiary shall have incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there shall not have been any change in the outstanding securities or long term debt (except current payments) of the Company or its Subsidiary; (v) neither the Company nor its Subsidiary has or will have paid or declared any dividends or other distributions on its Common Stock or other securities; and (vi) there shall not have been any change in the officers or directors of the Company or its Subsidiary except to the extent disclosed in the Registration Statement and Prospectus.

        2.7 No Defaults. Neither the Company nor its Subsidiary is in default under any of the contracts, leases, subleases, licenses, sublicenses or any other agreements, arrangements or understandings to which they are a party. The Company is in compliance with all of the provisions of each and every lease agreement entered into by the Company with various owners of the shopping centers, malls or other properties in or upon which its retail stores and kiosks are located. The Company has not located any stores within the area restricted or prohibited by any lease agreement which would entitle the lessor of such lease to include the gross or net sales of the store in violation of such restriction with the gross sales of any existing store in computing percentage rent with respect to any such agreement. No lease agreement for any store or kiosk has terminated or is subject to termination by any lessor or its designated agent or representative. As of the date of this Agreement, the Company is not obligated to pay any percentage rent except as disclosed in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor its Subsidiary is in default, which default has not been waived, in the performance of any obligation, agreement or condition contained in any debenture, promissory note or other evidence of indebtedness or any indenture or loan agreement. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the charter, articles of association, articles of incorporation, as amended, articles of organization, operating agreement or bylaws as amended, of the Company or its Subsidiary as of the date of such Prospectus, or any promissory note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiary is a party or by which it, its Subsidiary or any of their properties are bound, or any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company, its Subsidiary, or their properties. The consent, approval, authorization or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the blue sky or securities laws of any state or jurisdiction.

        2.8 Incorporation and Standing. The Company and its Subsidiary are and at the Closing Date and at the Option Closing Date have been duly incorporated and are validly existing as corporations, in good standing

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under the state law of the Company's or such Subsidiary's state of incorporation. The Company has the authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus. The Company and its Subsidiary have full power and authority (corporate and other) to own their properties and conduct their business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement; and the Company and each of its Subsidiaries are duly qualified and in good standing as foreign corporations in each jurisdiction in which they own or lease real property or transact business requiring such qualification, except where the failure to so qualify would not be materially adverse to the Company's or such Subsidiary's business.

        2.9 Legality of Outstanding Shares. The outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Act or in violation of any other federal or state laws. Except as disclosed in the Registration Statement and Prospectus, no existing shareholder of the Company's Common Stock is or as of the Closing Date or the Option Closing Date will be entitled to any preemptive or other rights to subscribe for any of the Shares and no shareholder of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of such Common Stock or any other securities owned by such shareholders under the Act in the Public Offering contemplated under this Agreement.

        2.10 Legality of Shares. The Shares and the Representative's Warrants to purchase shares of the Company's Common Stock (described in Section 3.4 of this Agreement) have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement and the Representative's Warrants, will be validly issued, fully paid and nonassessable. The Shares and the Representative's Warrants, upon issuance, will not be subject to the preemptive rights of any of the shareholders of the Company. The Shares and the Representative's Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the stock options and warrants, if any, in existence and outstanding as of the Effective Date of the Registration Statement and upon exercise of the Representative's Warrants. The holders of the Common Stock issuable pursuant to the Representative's Warrants will not be subject to personal liability solely by reason of being such holders. The Shares and the Representative's Warrants will conform to all statements in the Registration Statement and Prospectus made with respect thereto. Upon delivery of and payment for the Shares and the Representative's Warrants to be sold by the Company, as set forth in this Agreement, the persons paying therefor will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims. The Company will have on the Effective Date of the Registration Statement and at the time of delivery of the Shares and the Representative's Warrants full legal right and power and all authorizations and approvals required by law to sell and deliver the Shares and Representative's Warrants in the manner provided hereunder.

        2.11 Noncontravention. Neither (i) the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement and of the Representative's Warrants to the Representative by the Company pursuant to the terms thereof, nor (ii) the execution and delivery of this Agreement and the Representative's Warrants by the Company'; nor the compliance by the Company with the provisions of this Agreement and the Representative's Warrants by the Company; nor the consummation of all transactions contemplated by this Agreement and the Representative's Warrants will (a) require the consent, approval, authorization, registration or qualification of or with any court, government or governmental authority, domestic or foreign, except as have been obtained by the Company or to the extent the Registration Statement is not effective as of the date this Agreement is executed as are required under the Act, or as are required under state securities laws or by the NASD, or (b) conflict with or result in a breach of violation of any terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound, or the Articles of Incorporation or Bylaws of the Company or its Subsidiary, or any statute or judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its Subsidiary which would be materially adverse to the business of the Company or its Subsidiary.

        2.12 Outstanding Shares and Long Term Debt on Effective Date. Immediately prior to the Effective Date, the only shares of capital stock, warrants, options, or other convertible securities which have been issued by the Company and its Subsidiary and which will be outstanding on the Effective Date will be as described in the

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Prospectus, and neither the Company nor its Subsidiary will be obligated on any long term debt, whether or not recorded on the books, records, or accounts of the Company and its Subsidiary and will not be obligated to issue any capital stock, warrants, options, or other convertible securities, except as described in the Prospectus. Unless the Representative has approved in writing a different maximum number of fully diluted shares, immediately prior to the Effective Date of the Registration Statement, the number of shares of Common Stock of the Company outstanding on a fully diluted basis will not exceed the 3,143,446 Shares currently issued and outstanding plus stock options granted to store managers, junior executives and officers of the Company in the total amount of 433,500 Shares, of which options to purchase up to 131,625 Shares have vested and excluding the number of shares underlying the warrants granted to Bluestem Capital Partners I, LLC not to exceed 40,000 Shares as well as any Shares underlying the options which will be granted after the Effective Date under the Company's 1995 Stock Option Plan ("Plan") in the amount and to the employees disclosed in the Prospectus. For purposes of this Underwriting Agreement, the term "fully diluted basis" shall mean the number of shares of Common Stock actually issued and outstanding plus the number of shares of Common Stock underlying all issued and outstanding convertible or excisable securities.

        2.13 CUSIP Number. The Company has obtained a CUSIP number for its Common Stock.

        2.14 Options and Treasury Shares. There are no outstanding options, warrants or other rights to purchase securities of the Company and other similar derivatives ("cheap stock"), however characterized, except as described in the Registration Statement. Except as described in the Registration Statement, there are no securities of the Company, however characterized, held in its treasury. Except as described in the Registration Statement, the Company has not offered or agreed to purchase or issue any shares of Common Stock or any convertible securities or other cheap stock in the future. To the extent any such cheap stock is issued, the Company shall adjust the valuation of the Company and its Subsidiary in accordance with all applicable accounting rules (including but not limited to F.A.S.B. 123) so as to eliminate any material impact on corporate earnings arising from cheap stock.

        2.15 Subsidiary. The Company's only Subsidiary is Hat World, Inc., in which the Company owns one hundred percent (100%) of the issued and outstanding capital stock, consisting of the $_____ par value common stock of Hat World, Inc. The Company is not currently carrying on, and will not as of the Closing Date or the Option Closing Date carry on, any discussions or negotiations with any third party or parties except as expressly identified and set forth in the Prospectus regarding any proposed merger, stock or asset acquisition of any other entity and does not currently intend to acquire any additional Subsidiary or engage in mergers with or the acquisition of a Controlling Interest in or substantially all of the assets of any entity, except as shall otherwise indicated in the Registration Statement. To the extent that the Company acquires a Controlling Interest in one or more Subsidiaries in addition to its Subsidiary mentioned above in this Section 2.15 on or prior to the Closing Date or Option Closing Date, all references in this Agreement to the "Company and its Subsidiary" shall include all of such additional "Subsidiaries" as shall be appropriate in the context used and the acquisition of each such additional Subsidiary, the terms and provisions of each agreement or arrangement relating to such acquisition and the pro forma financial information concerning each such Subsidiary by the Company as required by the Act and the Rules and Regulations thereunder shall be prepared in accordance with generally accepted accounting principles and shall be fully disclosed in the Registration Statement and the Prospectus as of the Effective Date.

        2.16 Joint Ventures. Except as described in the Prospectus, the Company has not entered into any joint venture, partnership, limited liability company, strategic alliance or similar arrangement in which the Company has a participating interest in the profits, losses, assets and liabilities as a joint venturer, partner, member or shareholder of any such entity or under any such arrangement.

        2.17 Prior Sales. No securities of the Company, or of a predecessor of the Company, have been sold except as described in the Registration Statement or as disclosed in writing to the Representative.

        2.18 Litigation. Except as set forth in the Registration Statement or except for nonmaterial actions, suits, or proceedings disclosed in writing to the Representative, there is, and at the Closing Date and at the Option Closing Date there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened against the Company, its Subsidiary or any joint venture, limited liability company, partnership or similar entity or arrangement in which the Company has an interest or with respect to any of their respective properties.

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        2.19 Finder. Except as set forth in the Registration Statement or as the
Company has advised the Representative, neither the Company nor its Subsidiary has any agreement with any finder, financial consultant or advisor, has not paid any finder's fee, financial consulting or advisory fees or other compensation and knows of no outstanding claims against it for compensation for services in the nature of a finder's fee, origination fee, financial consulting or advisory fee, commission or any other form of compensation which would accrue to, be earned by or be required to be paid to any person or to which any person would be entitled, directly or indirectly, with respect to the offer and sale of the Shares hereunder and any other transaction contemplated under this Agreement.

        2.20 Exhibits and Contracts. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations thereunder, which have not been so filed and each contract to which the Company or its Subsidiary is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with its terms, and none of such contracts has been assigned and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has not been advised that any party to any such contract intends to exercise any right which it may have to cancel any of its obligations under any of such contracts and has no knowledge that any other party to any such contracts has any intention not to render full performance under such contracts.

        2.21 Tax Returns. The Company and its Subsidiary have filed all foreign, federal, state and local tax returns which are required to be filed by them and have paid all taxes shown on such returns and on all assessments, including interest and penalties, incurred by them to the extent such taxes have become due and payable, except for any such assessment, fine, or penalty that is currently being contested in good faith by the Company or its Subsidiary as disclosed in the Prospectus. All such tax returns so filed were correct and complete in all material respects. All foreign, federal, state and local taxes with respect to which the Company and its Subsidiary are obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes, including any interest and penalties accrued with respect to any such unpaid taxes. Except as set forth in the Registration Statement, there is no material dispute or claim concerning the liability of the Company or its Subsidiary for any tax.

        2.22 No Preemptive Rights and Anti-Dilution Provisions. Except as set forth in the Prospectus, the Company's securities, however characterized, are not subject to preemptive rights or to any contractual provision which will protect existing shareholders of the Company from having their percentage ownership interest in the Company from being diluted upon the issuance of additional Shares by the Company.

        2.23 Use of Form SB-2. The Company is eligible to use Form SB-2 for the offering of the Shares and the Representative's Warrants.

        2.24 No Other Securities Being Offered; No Other Stock Ownership. Except as described in the Registration Statement, the Company is not currently offering any securities of which it is the issuer. Neither the Company nor its Subsidiary owns any shares of stock or other securities, whether equity or debt, in any other corporation, partnership, limited liability company or other entity.

        2.25 No Market Stabilization or Manipulation. Except for the sale of the Shares as contemplated under this Agreement, neither the Company nor its Subsidiary has, directly or indirectly, taken any action which would cause, result in or constitute or could reasonably constitute or be designed to cause, result in or constitute the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Shares. Except for the transactions contemplated by this Agreement, neither the Company nor its Subsidiary or any other person affiliated with the Company since the filing of the Registration Statement has (i) directly or indirectly sold, bid for, purchased, or attempted to induce any person to bid for or purchase any of the Shares or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

        2.26 Certificates, Permits, Licenses, Approvals, Patents and Trademarks. The Company and its Subsidiary possess adequate certificates, permits, licenses, sublicenses, authorizations, consents or approvals, issued

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by the appropriate foreign, federal, state and local regulatory authorities necessary to conduct their respective businesses and to retain possession of their assets and properties. Except as set forth in the Prospectus, neither the Company nor its Subsidiary has received any notice of any proceeding relating to the revocation or modification of any of these certificates, permits, licenses, sublicenses, authorizations, consents or approvals. The Company and its Subsidiary, as is appropriate, has sufficient trademark, patent, patent right, service mark, logo, trade dress, mask work, copyright and trade secret protection necessary to the conduct of its business as now being conducted or otherwise has sufficient licenses or sublicenses granting the Company and such Subsidiary the exclusive use of the trademarks, patents, patent rights, service mark, logo, trade dress, mask work, or copyrights to enable the Company or such Subsidiary to carry on and conduct its business activities and operations as currently conducted or as contemplated in the Prospectus; and except as described in the Prospectus, the Company has no knowledge of any use by it or its Subsidiary of the trade secrets of others, of any interference, misappropriation, infringement or violation by it or its Subsidiary of any trademark, patent, patent right, service mark, logo, trade dress, mask work, or copyright of others, or of any claim being made against the Company or any of its Subsidiary regarding trademark, patent, service mark, logo, trade dress, mask work, or copyright infringement or use or misappropriation of trade secrets of others. Neither the Company nor its Subsidiary has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of any trademark, patent, patent right, service mark, logo, trade dress, mask work, copyright or use of trade secrets of others.

        2.27 Title to Properties. The Company and its Subsidiary have marketable title to all real and personal properties, leasehold interests, leasehold improvements, facilities, equipment, and machinery used in the retail sale, marketing and promotion of its sports related headwear, jerseys and related products currently being sold to the consuming public, as well as to all furniture, trade fixtures and other fixtures, vehicles and any other property whether real, personal, tangible or intangible, including without limitation, patents, patent applications, patent rights, trademarks, trademark applications, service marks, service mark applications, logos, trade dress, mask works, copyrights, equipment, know-how, technology, and trade secrets, described in the Registration Statement as owned by it. All such properties are free and clear of all liens, charges, encumbrances, restrictions, equities claims and other defects, however characterized, except as described in the Registration Statement. The Company and its Subsidiary own or lease all such properties as are necessary to the operations of their respective businesses as presently being conducted and as described in the Registration Statement and the Prospectus as of the Effective Date. All of the contracts, leases, subleases, patents, patent applications, patent rights, if any, trademarks, trademark applications, service marks, service mark applications, logos, trade dress, mask works, copyrights, licenses and agreements, however characterized, under which the Company and its Subsidiary hold their properties, as described in the Registration Statement, are in full force and effect.

        2.28 Inventory. As of the Effective Date, substantially all of the inventory of sports and related headwear products, jerseys and other products sold at retail by the Company and its Subsidiary is no more than 180 days old and no more than one percent (1%) of the inventory of the Company and its Subsidiary is obsolete and either unable to be sold in the ordinary course of business of the Company and its Subsidiary or only saleable at a discounted price below the Company's or such Subsidiary's actual cost. The combined average profit margin of the retail sales of the Company and its Subsidiary in accordance with generally accepted accounting principles consistently applied and fairly reflecting the inventory of the Company and its Subsidiary for the fiscal year ended December 31, 1998 and the six (6) month period ended June 30, 1999 was consistently fifty-five percent (55%) or more. The inventory management systems utilized by the Company as described in the Prospectus are being employed to monitor the inventory of headwear products and related items for each of the Company's Subsidiary as of the date of this Prospectus. Such inventory controls enable the Company and its Subsidiary to know within a margin of error of no more than ____%, the restocking requirements and stock-out points to maintain optimal inventory levels of products and to identify products which are subject to increased or decreased levels of popularity based on sales within the time periods set forth in the Prospectus as well as track and account for product shrinkage as described in the Prospectus within a margin of error of no more than one percent (1%) of the Company's gross sales in any twelve (12) month period.

        2.29 Books, Records and Information Systems. The books and records of the Company and its Subsidiary accurately and fairly reflect the acquisitions of, transactions in, and dispositions of the assets of the Company and its Subsidiary, respectively. The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reliable and accurate information to the extent described in the Prospectus with respect to the daily, monthly and annual inventory and sales of the headwear products and other products sold through each of the retail stores and kiosks operated by the Company and its Subsidiary and to enable the Company and its Subsidiary to ascertain at any time with reasonable accuracy that (i) all transactions by each such retail store and kiosk operated by the Company and its Subsidiary have been effected in accordance with the policies and general or specific authorizations of management; (ii) the point of sale, inventory and stock-out points information with respect to each retail store and kiosk can be and in fact is available to the Company and its Subsidiary on a daily basis to allow the Company and its Subsidiary to maintain accurate and precise inventory controls and order products in a manner to minimize inventory obsolescence; (iii) transactions are recorded as necessary to permit preparation of financial statements in accordance generally accepted accounting principles and maintain asset accountability in addition to inventory control management; (iv) access to assets is permitted only in accordance with management's general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        2.30 No Directed Sales. The Company has not made any representation, whether oral or in writing, to any person, whether an existing shareholder or not, that any of the Shares will be reserved or directed to such person during the proposed Public Offering of the Company's securities.

        2.31 Restricted Shares. The Company has caused each of its current shareholders who holds "restricted securities" as such term is defined in Rule 144 under the Act to acknowledge that they hold "restricted securities" as defined in Rule 144.

        2.32 Negotiations. During the period from the Effective Date to the Closing Date or the Option Closing Date, the Company will notify the Representative in writing from time to time of the status of any negotiations involving the Company and its Subsidiary relating to any transaction which would, if consummated, have a material effect upon the Company and its Subsidiary on a consolidated basis. Also, the Company will consult with its legal counsel concerning the need to disclose any such negotiations.

        2.33 Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action. This Agreement is the valid, binding and legally enforceable obligation of the Company.

        2.34 Registration Under 1934 Act and NASDAQ Listing. The Company will register the Common Stock in accordance with Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") as of the Effective Date. The Company shall obtain a listing of the Shares for trading on the NASDAQ National Market System on the Effective Date in accordance with a confirmation providing for such trading received or to be received from all NASDAQ Stock Market, Inc.

        2.35 1940 Act. The Company has been advised of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

        2.36 Campaign Contributions and Corrupt Practices Act. The Company has not at any time since the date of its incorporation made any unlawful contribution to any candidate for U.S. domestic or foreign office, or failed to disclose fully any contribution in violation of law, or made any payment to any federal, state or foreign government, governmental officer or official, employee or agent, or other person charged with similar public or quasipublic duties, other than payments required or permitted by the laws of the United States or any foreign nation or country or any jurisdiction thereof. Further, neither the Company, its Subsidiary nor their respective officers, directors, employees, shareholders, agents, representatives, or any other person acting for or on behalf of the Company or its Subsidiary disbursed or received funds from the Company or its Subsidiary, entered into any transaction intended to transfer, directly or indirectly, assets or made improper entries or inaccurate recordings of payments or receipts on the Company's or such Subsidiary's books to cover up any transaction in violation of the Foreign Corrupt Practices Act or any other laws of the United States, or any foreign country or nation or jurisdiction thereof.

        2.37 Corporate Alliances. The description of any corporate alliances with third parties and of the suppliers of the Company and its Subsidiary as described in the Registration Statement and Prospectus are true and complete in all material respects. All such corporate alliances and supplier relationships are in effect and neither the Company nor its Subsidiary has received any notice seeking to terminate or modify such corporate alliances or supplier relationships.

        2.38 Environmental. Except as specifically described in the Prospectus, the Company and its Subsidiary is in compliance with all foreign, federal, state, and local laws, statutes, treaties, ordinances, rules, regulations, and policies relating to the use, treatment, storage, transportation, discharge, emission, or disposal of, or exposure of others to, toxic substances and protection of health, safety or the environment ("Environmental Laws") which are applicable to their respective businesses; there is no pending or asserted claim, liability, or investigation by any third party or governmental authority against the Company or its Subsidiary; under Environmental Laws; no substances which are prohibited or regulated by any Environmental Law or designated to be radioactive, toxic, hazardous or otherwise a danger to health or the environment by any foreign, federal, state or local governmental agency ("Hazardous Material") are present or likely to become present on any property which is owned, leased, or occupied by the Company or its Subsidiary and no such property has been designated as a SuperFund site, pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable foreign, federal, state or local law; and the Company and its Subsidiary has received all permits, licenses, authorizations, consents, waivers or approvals required of them under Environmental Laws to conduct their respective businesses as presently conducted by them and are in compliance with all terms and conditions of such permits, licenses, authorizations, consents, waivers or approvals.

        2.39 Year 2000 Considerations. Except as set forth in the Prospectus and to the Company's best knowledge after reasonable investigation, the Company and its Subsidiary have taken all action and precautions necessary and appropriate to assure that the computers and related hardware, firmware and software and all accessories and support systems (collectively "Systems") owned, leased, operated and used in connection with any and every aspect of the Company's and such Subsidiary's business operations have been retrofitted, tested, updated, refined and all necessary adjustments made to cause the Systems to be adequately prepared and compliant with the change over of their systems to the year 2000 ("year 2000 compliant"), such that as of January 1, 2000 and thereafter, all such Systems shall recognize, record, conform, and register such date as to every task, procedure, protocol, function, technique, task, design, methodology or process and such Systems will as of and after such date continue to function on a continuous and uninterrupted basis without material error to the same extent such Systems functioned prior to such date. Neither the Company, nor its Subsidiary will incur any additional costs in order for its Systems to be year 2000 compliant and be able to (i) completely and accurately function on or after January 1, 2000 as represented in this Section 2.39 without producing abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions and (ii) provide that date related functionalities and data fields include the indication of century and millennium and will perform calculations that involve a four-digit year.

        2.40 Condition of Assets. The equipment and other tangible assets of the Company and its Subsidiary are to the best of the Company's knowledge, free of any defects, have been maintained in accordance with sound and acceptable industry practice, and are in good operating condition and repair, subject to normal wear and tear.

        2.41 Undisclosed Liabilities and No Related Party Debt. Except as disclosed in the Registration Statement, neither the Company nor its Subsidiary have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, without limiting the generality thereof, any liability for taxes). Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its Subsidiary has made any loans, advances or guarantees of indebtedness to or for the benefit of any of its affiliates (as defined in Rule 405 of the Act) or any members of the families of any such affiliates.

        2.42 Headwear Products. The headwear products sold by the are suitable and fit for the purpose for which they are advertised, displayed and sold and, to the best of the knowledge of the Company and its Subsidiary, conform with all express and implied warranties relating to such products. Neither the Company nor its Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith which would materially, adversely affect the financial condition and business operations of the Company and its Subsidiary.

        2.43 Product Liability. Neither the Company nor its Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, by the Company or its Subsidiary.

        2.44 Insurance. The Company and its Subsidiary have in effect, and as of the Closing Date and the Option Closing Date will have in effect, adequate insurance policies, including policies providing property, casualty, liability (whether providing for general, product liability, fire and extended coverage or other liability coverage) and workers' compensation coverage and bond and surety arrangements and other losses and risks as are prudent and customary in the industry in which the Company and its Subsidiary are engaged, to provide adequate coverage and protection against the risks covered thereunder. The insurance carriers with respect to such policies are recognized as financially responsible and reputable insurance companies. Each such insurance policy is (i) legal, valid, binding, enforceable and in full force and effect in all material respects; (ii) neither the Company nor its Subsidiary is in material breach or default (including with respect to paying of premiums or the giving of notices) and no event has occurred which, with notice or lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.

        2.45 Employees. To the best knowledge of the Company, no executive, key employee, or significant group of employees employed by the Company or its Subsidiary has given notice to the Company or its Subsidiary or intends, to terminate his or her employment with the Company or its Subsidiary, within the next twelve (12) months and such employees intent to remain in such capacities with respect to the Company or its Subsidiary for a reasonable period of time but in no event less than the next twelve (12) months following the Effective Date of the Registration Statement. Except as described in the Registration Statement, neither the Company nor its Subsidiary is a party to or bound by any collective bargaining agreement, nor has the Company or its Subsidiary experienced any labor dispute, strike or material grievance, claim of unfair labor practice or other collective bargaining dispute within the past three (3) years. Neither the Company nor its Subsidiary has committed any material unfair labor practice. Except as described in or contemplated by the Prospectus, neither the Company nor its Subsidiary, to the best of their knowledge, is aware of any organizational effort, labor disputes presently being made or threatened by or on behalf of any labor union with respect to the employees of the Company.

        2.46 Certain Business Relationships. Except as disclosed in the Registration Statement, no principal shareholder of the Company nor any of their affiliates have been involved in any material business arrangement or relationship with the Company within the past twenty-four (24) months, and no such shareholder or affiliate owns any material asset, tangible or intangible, which is used in the business of the Company.

        2.47 No Adverse Events. Except as disclosed in the Registration Statement, neither the Company nor its Subsidiary knows of any facts, circumstances, developments or events which may adversely affect the consolidated earnings of the Company and its Subsidiary the business or the prospects of the Company and its Subsidiary, including without limitation any loss or interference with their respective businesses or properties resulting from fire, flood, hurricane, tornado, accident or other calamity or legal or governmental proceeding.

        All of the above representations and warranties set forth in Sections
2.1 through 2.47 hereof shall survive the performance or termination of this Agreement.


                                   SECTION 3

                        Purchase and Sale of the Shares

        3.1 Purchase of Shares. The Company hereby agrees to sell to the members of the Underwriting Group named in Schedule I hereto (for all of whom the Representative is acting), severally and not jointly, and each member of the Underwriting Group, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite the name of each member of the Underwriting Group as set forth in
Schedule I hereto at a purchase price of $_________ for each Share which such member has so agreed to purchase. One or more certificates in definitive form for the Firm Shares representing the Firm Shares that the several members of the Underwriting Group have agreed to purchase from the Company under this Agreement as set forth in Schedule I shall be delivered against payment on the Closing Date as provided in Section 3.2.1 of this Agreement in such denominations and registered as provided in Section 3.2.1 below. The Company hereby grants to the Representative an option for a period of sixty (60) days after the Effective Date ("Overallotment Exercise Period") to purchase up to 172,500 Overallotment Shares in order to cover overallotments. If the sixtieth (60th) day shall fall on a Saturday, Sunday or holiday, then the Overallotment Option may be exercised by the Representative on the next business day thereafter when the NASDAQ National Market System or applicable exchange is open. The purchase price of each Overallotment Share shall be $________. The Overallotment Option granted hereunder shall be exercisable by the Representative, in whole or in part, from time to time during the Overallotment Exercise Period. The Representative shall exercise the Overallotment Option by giving notice in writing (confirmed within 24 hours in writing) to the Company setting forth the aggregate number of Overallotment Shares as to which the Representative is exercising such option and the date and time for delivery of and payment for such Overallotment Shares. Any Overallotment Shares purchased upon exercise of the Overallotment Option shall be purchased for the account of the Representative. Delivery of the Overallotment Shares shall be determined by the Representative but shall not be less than two (2) business days nor more than five (5) business days after the exercise of the Overallotment Option and in any event shall not be earlier than the Closing Date. The date so selected by the Representative shall be the "Option Closing Date." Payment by the Representative for, and delivery by the Company, of the Overallotment Shares to shall be made in the manner provided in
Section 3.2.1.

                3.1.1 Default by Member of Underwriting Group. If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to the Representative, and the nondefaulting Underwriters shall have the right within twenty-four (24) hours after the receipt by the Representative of such notice, to purchase or request one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the nondefaulting Underwriters fail so to make such arrangements with respect to all such Shares, the number of Shares which each nondefaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased pro rata to absorb the remaining Shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the nondefaulting Underwriters shall not be obligated to purchase any of the Shares if the aggregate Public Offering Price of the Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds nine percent (9%) of the Public Offering Price of the total Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with this Section 3.1.1, then the Company shall have the right, within twenty-four (24) hours next succeeding the twenty-four (24) hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of all of the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date determined as provided in Section 3.2.2. hereof for not more than seven
        (7) business days after the date originally fixed as the Closing Date pursuant to said Section 3.2.2. in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the nondefaulting Underwriters nor the Company shall make arrangements within the twenty-four (24) hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any nondefaulting Underwriter and without any liability on the part of any nondefaulting Underwriter to the Company.

                3.1.2 Liability of Defaulting Members of the Underwriting Group. Nothing contained in this Section 3.1 shall relieve any defaulting member of the Underwriting Group of its liability, if any, to the Company or to the remaining members of the Underwriting Group for damages occasioned by its default hereunder.

        3.2 Public Offering Price. After the Commission notifies the Company that the Registration Statement has become effective and after this Agreement becomes effective, the members of the Underwriting Group propose to offer initially the Shares to the public at the Public Offering Price. The members of the Underwriting Group may allow such concessions and discounts upon sales to selected dealers as may be determined from time to time by the Representative.

                3.2.1 Payment for Shares. Payment for the Shares shall be made to the Company by regular check or checks at the offices of the Representative set forth above in Englewood, Colorado, or through the facilities of the Depository Trust Company, upon delivery to the Representative of certificates for the Shares in definitive form in such numbers and registered in such names as the Representative requests in writing at least two (2) full business days prior to such delivery. The Company agrees not to seek to obtain (i) certification of the Representative's closing check or checks from the Representative's bank or banks or (ii) a cashier's check or checks from the Representative's bank or banks in substitution for the Representative's closing check or checks. The Company agrees to deposit the Representative's closing check or checks into the Company's bank account and to allow such check or checks to clear through the banking system on a "regular way" basis. Nothing contained in this Section 3.2.1 shall be construed to relieve the Representative from its obligations created as a result of the issuance of the Representative's regular check or checks at the Closing. In lieu of a check or checks, payment against receipt of the certificate for the Shares may be made, at the Representative's option, by wire transfer in same day funds to the Company's account. Such payment, whether by check or wire transfer of funds, shall not constitute closing of the purchase and sale of Shares, which shall only occur upon the execution and delivery of a receipt (facsimile or otherwise) for the Shares or Overallotment Shares, as the case may be, by the Underwriters, thereby indicating completion of such closing; and until the Underwriters execute and deliver a receipt for the Shares, the Company shall not be entitled to such check or wired funds and will return any such check or wired funds, upon demand, by wire transfer of same-day funds or return of check in the absence of execution and delivery of any such receipt. If such closing is not completed and such funds are not returned, the Company shall pay the Underwriters' interest at the Prime Rate with respect to each day the funds are not returned.

                3.2.2 Closing. The time and date of delivery and payment hereunder for the Shares is herein called the "Closing Date" and shall take place at the office of the Representative at the address set forth above in Englewood, Colorado, at 8:00 A.M. on the third (3rd) business day following the Effective Date of this Agreement; provided, however, the Company and the Representative may agree, on the date that this Agreement becomes legally effective, to an alternative Closing Date and such alternative Closing Date shall become the "Closing Date" under this Agreement. Should the Representative elect to exercise any part of the Overallotment Option pursuant to Section 3.1 hereof, the time, date of delivery and payment for the Overallotment Shares being purchased shall be as mutually agreed between the Company and the Representative, but not later than the sixtieth (60th) calendar day after the Effective Date. Said date is hereinafter referred to as the "Option Closing Date."

                3.2.3 Inspection of Certificates. For the purpose of expediting the checking and packaging of the certificates for the Shares, the Company agrees to make the certificates available for inspection by the Representative at the place designated by the Representative at least one full business day prior to the proposed delivery date.

        3.3 Representative's Nonaccountable Expense Allowance. It is understood that the Company shall pay the Representative a nonaccountable expense allowance in the amount of two and one half percent (2 1/2%) of the aggregate Public Offering Price of the Shares and Overallotment Shares sold in the Public Offering. The Representative acknowledges that it has received $40,000 of the nonaccountable expense allowance, which amount will be credited against the unpaid balance of such nonaccountable expense allowance. On the Closing Date and the Option Closing Date, the Company shall pay to the Representative the unpaid balance of such nonaccountable expense allowance then due.

        3.4 Representative's Warrants. On the Closing Date, the Company will sell warrants to the Representative and its designees ("Representative's Warrants") entitling the Representative to purchase a total of 115,000 shares of Common Stock at an exercise price of $____________ per Share. The Representative's Warrants will be in the form of the Representative's Warrants to Purchase Shares filed as an exhibit to the Registration Statement. The Representative's Warrants shall be exercisable during the four (4) year period commencing one (1) year after the Effective Date. The total amount that the Representative shall pay the Company for the Representative's Warrants is One Hundred Fifteen Dollars ($115.00). The Company and the Representative agree that the Representative's Warrants may not be sold, transferred, assigned, pledged, or hypothecated for a period of one (1) year after the Effective Date of the Registration Statement, except to officers of the Representative, to members of the Underwriting Group, and to officers or partners of members of the Underwriting Group and selected dealers participating in the Public Offering and except by will or by the laws of descent and distribution. After such one (1) year period, the Representative's Warrants may be sold, transferred, assigned, pledged, or hypothecated provided that any such transaction is in accordance with the registration or exemption from registration provisions of the Act and any applicable state securities laws. If the Representative's Warrants are exercised during the first year after the Effective Date of the Registration Statement, then any shares of Common Stock of the Company acquired as a result of any such exercise may not be sold, transferred, assigned, pledged, or hypothecated until after expiration of such one (1) year period.

        3.5 Representations of the Parties. The parties hereto respectively represent that as of the Closing Date and as of the Option Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

        3.6 Postclosing Information. The Representative covenants that reasonably promptly after the Closing Date and after the Option Closing Date, the Representative will supply the Company with all information that the Company may reasonably request which must be supplied to the Commission or securities authorities of states in which the Shares have been qualified for sale.

        3.7 Reoffers by Selected Dealers. On each sale by the members of the Underwriting Group of any of the Shares to selected dealers, the members of the Underwriting Group shall require the selected dealers purchasing any such Shares to agree to reoffer such Shares on the terms and conditions of the offering set forth in the Registration Statement and Prospectus.

                                   SECTION 4
                     Registration Statement and Prospectus

        4.1 Delivery of Registration Statement. The Company has delivered to the Representative without charge two (2) signed printed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Representative such number of conformed printed copies of the Registration Statement as the Representative shall request, including all financial statements and exhibits filed therewith and any amendments or supplements thereto. The signed copies of the Registration Statement furnished to the Representative include signed copies of any and all opinions and consents of the independent public accountants certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all opinions, consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any part thereof.

        4.2 Delivery of Preliminary Prospectus and Agreements. The Company will have caused to be delivered, at its expense, to the members of the Underwriting Group and to other broker dealers specified by the Representative prior to the Effective Date of the Registration Statement as many printed copies of (i) each Preliminary Prospectus filed with the Commission bearing the statements required by Item 501(a)(10) of Regulation S-B, and (ii) each Agreement Among Underwriters, Underwriting Agreement, and Selected Dealer

Agreement, all as may have been requested by the Representative. The Company consents to the use of such documents by the members of the Underwriting Group and by prospective selected dealers prior to the Effective Date of the Registration Statement, so long as such use is in accordance with the applicable provisions of the Act, the applicable Rules and Regulations thereunder and the applicable state blue sky or securities laws.

        4.3 Delivery of Prospectus. The Company will deliver, at its expense, to the members of the Underwriting Group and to other broker dealers specified by the Representative, as many printed copies of the Prospectus as the Representative may request and will deliver said printed copies of the Prospectus to the members of the Underwriting Group and such other persons on the Effective Date and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with offers and sales of the Shares.

        4.4 Further Amendments and Supplements. If during the period of time that the Company's Prospectus is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading or if it is necessary at any time after the Effective Date to amend or supplement the Prospectus to comply with the Act, the Company agrees to notify immediately the Representative thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Representative and to others designated by the Representative, all at the Company's expense, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act; and in the event the Representative is required to deliver a Prospectus after the date specified in Rule 174 of the Rules and Regulations, the Company upon request will prepare promptly such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of
Section 10 of the Act.

        4.5 Use of Prospectus. The Company authorizes the members of the Underwriting Group in connection with the distribution of the Shares and all dealers who may distribute any of the Shares to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Shares so long as such use is in accordance with the applicable provisions of the Act, the applicable Rules and Regulations thereunder and applicable state blue sky or securities laws.


                                   SECTION 5
                            Covenants of the Company

        The Company covenants and agrees with the members of the Underwriting Group that:

        5.1 Objection of Representative to Amendments or Supplements. After the date hereof, the Company will not at any time, whether before or after the Effective Date of the Registration Statement, file any amendment or supplement to the Registration Statement or Prospectus (i) unless and until a copy of such amendment or supplement has been previously furnished to the Representative within a reasonable time period (but in no event less than three (3) business days before the Company proposes to file such amendments and to the extent of any changes are made to such amendment not less than two (2) business days) prior to the filing thereof or (ii) to which the Representative or legal counsel to the Representative has reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Act or the Rules and Regulations.

        5.2 Company's Best Efforts to Cause Registration Statement to Become Effective. The Company agrees to use its best efforts to cause the Registration Statement and any amendment thereto to become effective as promptly as reasonably practicable and will promptly advise the Representative and will confirm such advice in writing (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make, either orally or in writing, a request or suggestion for any amendment to the Registration Statement or the Prospectus or for any additional information and the nature and substance thereof, (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose, (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading, and (v) of the refusal to qualify or the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution of any proceedings for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

        5.3 Preparation and Filing of Amendments and Supplements. The Company agrees to prepare and file promptly with the Commission, upon request of the Representative, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to legal counsel for the Representative, as in the opinion of the Representative and of legal counsel for the Representative, may be necessary in connection with the offering or distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

        5.4 Blue Sky Qualifications. To the extent required, the Company agrees to use its best efforts to register or qualify the Shares or such part thereof as the Representative may determine for sale under the blue sky laws of such states as are requested by the Representative. The Company will be assisted by Clanahan, Tanner, Downing and Knowlton, P.C., legal counsel for the Representative, in registering or qualifying the Shares for sale under such blue sky laws. However, if the Company receives confirmation from Nasdaq that the Company qualifies for inclusion and listing of the Shares on the Nasdaq National Market System under one of the three Standards set forth in Rule 4420 of the NASD Manual, under Section 18(b)(1) of the Act, the shares shall be treated as "covered securities" and as such shall be exempt from any requirement by any of the states to register or qualify such Shares under any such blue sky laws. Only to the extent that the Shares are not covered securities under the Act, the Company will pay all of the filing fees and legal fees, costs and expenses incurred by such legal counsel in so registering or qualifying such Shares. If the Company is required to register or qualify the Shares for sale under the blue sky laws, it shall advance a retainer of Seven Thousand Five Hundred Dollars ($7,500) against which the legal fees of legal counsel for the Representative may be billed. Such filing fees, legal fees, costs and expenses associated with registering or qualifying the Public Offering in the various states, if required, shall not exceed Thirty Thousand Dollars ($30,000). The Representative's legal counsel will forward to legal counsel for the Company copies of all correspondence, comments, orders or other documents ("correspondence and documents") sent to or received from such states in connection with such registrations and qualifications at the time such correspondence and documents are sent or received by legal counsel for the Representative. Immediately prior to the distribution of the preliminary Prospectus to potential investors and prior to the Effective Date of the Registration Statement, legal counsel for the Representative will issue to the Company and the Underwriting Group a written blue sky memorandum of all states in which the preliminary Prospectus may be distributed and in which the proposed initial Public Offering (the "Public Offering") of the Shares has been registered or qualified for sale, canceled, withdrawn, denied or exempt, the date of such event(s) and the number of Shares registered or qualified for sale in each such state. The Company understands that one of the factors considered by the Representative and the Underwriting Group in deciding to execute this Underwriting Agreement was the states in which the Shares have been registered or qualified for resale. The Representative, immediately following the Effective Date, shall be provided an opinion of legal counsel for the Representative as to which states offers and sales may be made in the trading aftermarket. The Company shall pay all legal fees and costs and expenses, including filing fees, incurred in connection with such opinion.

        5.5 Financial Statements. The Company, at its own expense, agrees to prepare and give and will continue to give such financial statements and other information and reports to and as may be required by the Commission or the proper public bodies of the states in which the Shares may be registered or qualified.

        5.6 Reports, Financial Statements and Projections to the Representative. The Registration Statement will include audited financial statements of the Company and its Subsidiary (including the fiscal years of the Subsidiary before it became the wholly owned Subsidiary of the Company) for the two (2) fiscal years then ended preceding the Effective Date of the Registration Statement which shall have been reported by Eide Bailly LLP, independent public accounts. The Company has prepared and delivered to the Representative a copy of its most recent quarterly financial statement for the six (6) month period ended June 30, 1999. The Company has previously prepared and delivered and shall prepare and deliver its projections constituting its best estimates of revenues, earnings and cash flow for the current fiscal year and each fiscal year thereafter through December 31, 2003. The Company shall continue to furnish to the Representative on a monthly basis after June 30, 1999 with updated estimates relating to such projections through the Effective Date of the Registration Statement and thereafter as shall be requested from time to time by the Representative during the period of five (5) years following the Closing Date. From and after June 30, 1999, the date of the most recent quarterly financial statement filed with the Commission and continuing through the Closing Date, the Company shall furnish to the Representative and to legal counsel for the Representative, the Company's unaudited monthly financial statements. For a period of five (5) years from the Closing Date, the Company agrees to deliver to the Representative copies of each annual report of the Company and copies of all reports it is required to file or make available pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and will deliver to the
Representative: (i) within ninety (90) days (plus any extensions of time that the Commission grants to the Company to file its annual report on the appropriate Form) after the close of each fiscal year of the Company, a financial report of the Company which shall include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of stockholders' equity and statement of cash flows covering such fiscal year, and shall be in reasonable detail and certified by the independent public accountants for the Company; (ii) within forty-five (45) days (plus any extensions of time that the Commission grants to the Company to file its quarterly report on the appropriate Form) after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies of the Company's statements of operations, stockholders' equity and cash flows for the quarterly fiscal period and the fiscal year then ended prior to the end of such quarterly fiscal period, and the balance sheet as of the end of that period of the Company subject to year end adjustment and certified by the principal financial or accounting officer of the Company; (iii) copies of all other statements, documents or other information which the Company mails or otherwise makes available to any class of its security holders or files with the Commission; (iv) copies of all news, press or public information releases when made; (v) copies of all letters to the Company from its independent certified public accountants concerning actual or potential deficiencies in the Company's accounting procedures or internal control of funds; and (vi) upon request in writing from the Representative, such other information as may reasonably be requested and which may be properly disclosed to the Representative with reference to the property, business and affairs of the Company. If the Company fails to furnish the Representative with financial statements as herein provided, within the times specified herein, the Representative shall have the right to have such financial statements prepared by independent public accountants of the Representative's own choosing and the Company agrees to furnish such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements and to pay their reasonable fees and expenses in preparing the same; provided, however, the Company shall have the right to furnish the financial statements to the Representative at any time after the Representative retains independent public accountants to prepare the financial statements, in which event the amount of fees that the Company shall be obligated to pay to the independent public accountants selected by the Representative will be limited to those fees (including any retainer paid) actually incurred to the point in time that the Company furnishes the required financial statements. All such financial statement shall have been or shall be prepared in accordance with generally accepted accounting principles consistently applied and present or shall present fairly the financial condition of the Company and its Subsidiary and the results of operation at the time and for the periods covered by such financial statements.

        5.7 Expenses Paid by the Company. The Company shall be responsible for, and agrees to pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization, issuance, and delivery of the Shares and Representative's Warrants, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Shares to the public, the fees and expenses of the Company's personnel in connection with the proposed Public Offering, the costs, fees, and expenses incident to the preparation, printing and filing under the Act and with the NASD of the Registration Statement, or amendments or supplements thereto, the cost of printing, reproducing and filing all exhibits to the Registration Statement, the Agreement Among Underwriters, this Agreement, the Selected Dealer Agreement and any other underwriting documents, and the cost of printing and delivering to the Representative, the members of the Underwriting Group, and selected dealers copies of the Registration Statement and copies of the Agreement Among Underwriters, this Agreement and the Selected Dealer Agreement, and any other underwriting documents, and as many Preliminary Prospectuses and the Final Prospectuses (which Final Prospectuses shall be delivered no later than the day following the Effective Date) as the Representative may deem reasonably necessary as herein provided, the costs and legal counsel fees of qualifying the Shares under the state securities or blue sky laws as provided in
Section 5.4 hereof, including fees of the Representative's counsel to render an opinion for blue sky states as provided in Section 5.4 hereof, the fees and disbursements of legal counsel and accountants for the Company, DTC Tracking Service, the cost of providing the Representative with two (2) bound volumes of the Registration Statement, as amended, all exhibits thereto, all state filings and all correspondence relating to the Registration Statement and all state filings, the cost for undertaking a background search of the Company's officers, directors, key employees and five percent (5%) or greater shareholders, all expenses incurred in connection with the holding of "due diligence" and "road-show" meetings (which shall include without limitation the cost of the meeting room, food and beverage, and expenses incurred by representatives of the Company in attending a reasonable number of such meetings and which shall include all expenses of presentations as reasonably requested by the Representative) with the Representative's representatives, prospective dealers and their representatives and others, including all expenses incurred in connection with "road-show" meetings, held in Europe or other overseas countries, and the cost of advertising one (1) or more suitable tombstone notices in the national edition of the Wall Street Journal relating to the proposed Public Offering, including graphic slide costs, and such other expenses for advertising undertaken by the Representative at the Company's request, including without limiting the generality thereof graphic slide costs, and any other expenses customarily paid by an issuer. Except as otherwise specified above, the Representative agrees to pay all fees and expenses of any legal counsel which it may employ to represent it separately in connection with or on account of the Public Offering and agrees to pay any advertising not paid by the Company, mailing, telephone, travel and clerical costs and all other office costs incurred or to be incurred by the Representative or by its representatives in connection with the Public Offering.

        5.8 Reports to Shareholders. For so long as the Company's Common Stock is registered under the Exchange Act, the Company agrees to hold an annual meeting of shareholders for the election of directors within one hundred eighty
(180) days after the end of each of the Company's fiscal years and, within one hundred eighty (180) days after the end of each of the Company's fiscal years, to send to each of the Company's shareholders the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14c-3 under the Exchange Act and shall be included in an annual report meeting the requirements of such Rule. Further, the Company agrees, so long as such Common Stock is so registered:

                (i) to provide the Company's shareholders with quarterly summary operating financial statements;

                (ii) to send, within thirty (30) days after the Closing Date, a letter to shareholders of the Company which welcomes them as shareholders and discusses the business conducted by the Company since the Effective Date;

                (iii) to send, as least every ninety (90) days for a period of three (3) years after the Effective Date, a letter or report to shareholders of the Company and to broker dealers which are then market markers of Shares of the Company on NASDAQ ("market markers"), which contains a narrative discussion of the Company's financial status and results of operations and a narrative discussion of the business conducted by the Company since the last report or letter to shareholders and market markers;

                (iv) during the period after three (3) years from the Effective Date, to send to each of the Company's shareholders and market markers in printed form within ninety (90) days after the end of each fiscal quarter just ended a narrative discussion of such financial statements and the business conducted by the Company during such quarter.

        If the Company breaches any of its agreements set forth in this Section 5.8, the parties agree that any such breach will result in irreparable harm to the Representative for which an adequate remedy for damages will not exist and therefore the Representative shall be entitled to seek and obtain a court injunction in equity which orders the Company to comply with its agreements set forth in this Section 5.8 and which requires the Company to reimburse the Representative for its costs, including reasonable attorney fees, incurred in obtaining such injunctive order.

        5.9 Section 11(a) Financial. The Company agrees to send to each of its security holders and agrees to deliver to the Representative, as soon as practicable, but in no event later than the first day of the sixteenth (16th) full calendar month following the Effective Date, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of
Section 11(a) of the Act) covering a period of at least twelve (12) months beginning after the Effective Date. Compliance with Rule 158(b) under the Act shall be deemed compliance with Section 11(a) of the Act.

        5.10 Posteffective Availability of Prospectus. Within the time during which the Prospectus is required to be delivered under the Act, the Company agrees to comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales of the Shares.

        5.11 Application of Proceeds. The Company intends to apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement. Except for cumulative changes of less than ten percent (10%) in each specific item set forth in the "Use of Proceeds" section of the definitive Prospectus, the Company will not deviate from such use without giving written notice of such proposed deviation to the Representative at least ten (10) business days prior to any such deviation. Pending utilization of the net proceeds by the Company for business purposes, all of the unused net proceeds from the sale of the Shares will be invested in short term United States government securities purchased through a bank or in a nondiscretionary account of the Company with the Representative.

        5.12 Delivery of Documents. Prior to the Closing Date, the Company agrees to deliver to the Representative true and correct copies of the charter, articles of incorporation and certificate of incorporation of the Company and all amendments thereto, all such copies to be certified by the secretary of state of the state of incorporation of the Company; true and correct, fully executed copies of the bylaws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date; and true and correct, fully executed copies of all material contracts to which the Company is a party.

        5.13 Cooperation with Representative's Due Diligence. At all times prior to the Closing Date, the Company agrees to cooperate with the Representative, legal counsel for the Representative, and the Representative's consultants in such investigation as the Representative may make or cause to be made of the Company and its affiliates regarding the Company's past and present business as the Representative and legal counsel for the Representative shall desire. At all times prior to the Closing Date, the Company shall supply and deliver to both the Representative and legal counsel for the Representative, at their respective offices, all documents and other information required to enable them to make such investigation of the Company and its past and present business as the Representative or legal counsel for the Representative shall deem reasonably necessary or appropriate in order to verify or substantiate any document or other information regarding the Company and the preparation and filing of the Registration Statement. The Company acknowledges that the Representative and legal counsel for the Representative will be undertaking a thorough review of the Company's past and present business activities, including contractual commitments and operational practices, and background verifications of persons affiliated with the Company. In the event that the results of such review do not meet with the approval of the Representative, the Representative may elect not to proceed with the Public Offering. The Representative shall promptly bring matters to the attention of counsel for the Company that might prevent the Public Offering from proceeding and permit such counsel to provide explanations and mitigations. Further, the Representative shall retain, and the Company may retain, professional services to conduct any background investigations required for the Public Offering. All information relating to such investigation shall be shared by the Company and the Representative. The Company shall be obligated and responsible for the payment of all costs and expenses associated with any such background investigation and shall reimburse the Representative for any such costs and expense within five (5) days after receiving a written request from the Representative for such reimbursement.

        5.14 Limitations on Company. Except with the Representative's prior written consent, the Company agrees that the Company will not do the following until (a) the termination of this Agreement or (b) the number of days after the Effective Date for which the Prospectus is required to be used pursuant to Rule 174 of the Rules and Regulations, whichever occurs first:

                (i) Undertake or authorize any change in its capital structure;

                (ii) Borrow any funds other than in the ordinary course of business and as contemplated by the Prospectus;

                (iii) Consolidate or merge with or into any other corporation;

                (iv) Purchase all or substantially all of the assets of another corporation or any other entity or person or sell all or substantially all of the Company's assets to another corporation, entity or person;

                (v) Purchase fifty percent (50%) or more of the securities of another corporation or other entity or sell or enter into an exchange transaction pursuant to which the Company or the Company's shareholders sell or exchange or otherwise dispose of fifty percent (50%) of the issued and outstanding shares of the Company's Common Stock in a taxable or tax free transaction; or

                (vi) Create any mortgage or any lien upon any of its properties or assets other than in the ordinary course of business and as contemplated by the Prospectus.

        5.15 Appointment of Transfer Agent. Prior to the Effective Date, the Company will have appointed American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215, as transfer agent for the Company's Shares and Common Stock. The Company shall not change its transfer agent for a period of two (2) years after the Effective Date without the Representative's prior written consent.

        5.16 Daily Transfer Sheets. For the two (2) year period following the Effective Date, the Company, at its expense, shall provide the Representative, when requested by the Representative in writing, with copies of the Company's daily Common Stock transfer sheets and the Depository Trust Company ("DTC") special security position listing reports.

        5.17 Certificates. The Company agrees to make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's certificates as may be needed for the quick and efficient transfer of the Shares and Common Stock.

        5.18 Compliance with Conditions Precedent. The Company agrees to use all reasonable efforts to comply or cause to be complied with the conditions precedent to the obligations of the members of the Underwriting Group in Section 8 hereof.

        5.19 Reports Relating to Use of Proceeds and State Reports. The Company agrees to report on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act after the Effective Date, and thereafter on each of its subsequent periodic reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act through the later to occur of the complete disclosure by the Company of the application of all the proceeds from the Public Offering or disclosure by the Company of the termination of the Public Offering, the use of proceeds received by the Company from the Public Offering in accordance with the provisions of Rule 463 of the Rules and Regulations under the Act. The Company will file with the appropriate state securities authorities any sales and other reports required by the rules and regulations of such agencies and will provide copies of such reports to the Representative and to the legal counsel for the members of the Underwriting Group.

        5.20 Registration Under the Exchange Act. Prior to the Effective Date of the Registration Statement, the Company will have made a filing under Section 12(g) of the Exchange Act with respect to the Company's

Common Stock. The Company agrees to deliver a copy of such filing to the Representative and to legal counsel for the Representative when filed. On the Effective Date of the Registration Statement, the Company will cause the Company's filing under Section 12(g) of the Exchange Act to become effective with the Commission.

        5.21 Listing in Manuals. To the extent that the shares do not qualify as covered securities under Section 18(b)(1) of the Act, the Company will use its commercially reasonable efforts to qualify (if not already qualified) the Company's Shares and Common Stock for trading in all states as soon as legally possible. In addition, if it has not done so, prior to and after the Effective Date, the Company will apply to have the Company listed in Standard & Poor's Standard Corporation Records, Moody's Over-The-Counter Manual or such other comparable recognized security manuals as are reasonably requested by the Representative.

        5.22 NASDAQ/NMS. The Company agrees that it shall cause the Shares to be on the NASDAQ National Market System, or listing on a national securities exchange satisfactory to the Representative, on the Effective Date of the Registration Statement. Subject to the Company's ability to meet the maintenance requirements of the NASDAQ National Market System, the Company agrees to maintain the listing of its Common Stock such that such Shares will continue to be available for quotation on the NASDAQ National Market System. The trading symbol "Hat" is acceptable to both the Company and the Representative. As soon as the Company meets the qualifications required with respect thereto, the Company will designate its eligible securities for inclusion on such national stock exchange as requested and designated by the Representative.

        5.23 Secondary Trading Qualifications. The Company agrees to qualify its securities for secondary trading, as soon as legally possible, in such states as are reasonably requested by the Representative from time to time.

        5.24 Legends on Stock Certificates. The Company agrees to cause the stock certificates of its current shareholders that represent "restricted securities," and the stock and warrant certificates held by officers, directors, or controlling persons of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent and warrant agent to put stop transfer instructions against such certificates.

        5.25 Stockholders and Warrantholders Lists and Transfer Summaries. Within ten (10) business days after the Closing Date and within ten (10) business days after the Option Closing Date, the Company will deliver to the Representative complete lists of all holders of the Shares and Common Stock of the Company as of the Closing Date and as of the Option Closing Date, respectively. Each such list shall include the name and address of each such holder and the number of Shares and shares of Common Stock owned by each such person as of such date. Within ten (10) business days after the end of each of the first twenty-four (24) calendar months after the Closing Date, the Company will provide the Representative with a new list containing the information described above with respect to the Shares and Common Stock as of the end of each such month and a list which shows each transaction involving a transfer of a Share or Common Stock certificate during such month. This transfer list shall include the name and address of the transferor and the transferee and the number of Shares and shares of Common Stock transferred.

        5.26 Directors, Officers and Committees. By no later than the Closing Date, the Company will, if it has not already done so, have at least two (2) outside independent directors serving on the Board of Directors. The Company shall continue to maintain at least two (2) independent outside directors for at least the next two (2) fiscal years beyond the Effective Date or as otherwise required by the NASDAQ System for the continued listing of the Company's Shares on the NASDAQ National Market System. The Company agrees that for a period of forty-eight (48) months after the Closing Date, the Representative shall have the right to designate one (1) nominee for election to the Company's Board of Directors. If the Company is unable to obtain Directors and Officers liability insurance as provided in Section 5.27 of this Agreement, the Representative during such forty-eight (48) month period shall have the right to designate a consultant to the Company's Board of Directors. Such consultant, as designated by the Representative shall be entitled to receive from the Company notice of, and to attend all meetings of, the Company's Board of Directors and any of the Committees of the Board of Directors. The Representative shall be provided with the same notice of each meeting of the Board of Directors as is provided to members of the Board of Directors. Such consultant shall be compensated by the Company and entitled to receive compensation in an amount not less the compensation paid by the Company to the outside independent members of the Company's Board of Directors. In addition, the Company will reimburse out of pocket expenses incurred by such consultant to attend meetings to the extent such expenses are reimbursed by the Company with respect to the outside independent directors. Such consultant shall have no voting rights at such meetings; and, such consultant shall be required, prior to attending any such meeting, to represent in writing to the Company that such consultant is familiar with and will comply with all requirements of the federal securities laws applicable to a person who comes into possession of material nonpublic information concerning the Company. Such consultant shall be indemnified by the Company against all claims arising out of his participation at the meetings of the Board of Directors, except for gross negligence or knowing and willful violation of an applicable law by the consultant. The Board of Directors of the Company will establish an audit and a management compensation committee and will maintain such committees so long as the Common Stock of the Company is registered under the Exchange Act. For a period of not less than two (2) years beyond the Effective Date, at least two (2) outside independent director's will serve on the Company's audit and compensation committees and as such shall comprise a majority of the members of such committees. The Board of Directors will manage and oversee the application of the proceeds received by the Company from the Public Offering. Any material modification in the application of such proceeds which varies from the specific use described in the final Prospectus shall require the prior review and approval of all of the members of the Board of Directors.

        5.27 Officers and Directors Liability Insurance. Prior to the Effective Date of the Registration Statement, the Company shall acquire a reasonable amount of Officers and Directors liability insurance from a responsible and reputable insurance carrier satisfactory to and approved by the Representative prior to such date. However, the Company shall not be required to obtain such insurance if such insurance cannot be obtained at a reasonable cost as determined by the Company and the Representative.

        5.28 Right of Inspection. The Company agrees that for a period of three
(3) years following the date of the final Prospectus, the Representative, at the Representative's expense, will have the right to have a person or persons selected by the Representative review the books, records and operations of the Company, upon seven (7) days written notice. Any person designated by the Representative to conduct such review shall be required to execute a confidentiality agreement which will, in part, prohibit disclosure of information to any person other than the Representative. Unless the Company specifically agrees otherwise, any such information shall be held in confidence.

        5.29 Public Relations Firm. At least thirty (30) days prior to the Effective Date, the Company will engage the services of a public relations advisory firm which is acceptable to the Representative. The Company shall retain the services of such public relations advisory firm for at least one (1) year following the Effective Date. The Company shall have sole authority to determine the compensation and the utilization of such public relations firm. The Company shall provide reasonable and frequent notices to the public concerning material developments in the Company's business operations, activities, acquisitions and any other material developments in the Company's business. Such public relations firm shall not be a member of the Underwriting Group or a "related person" of any such member of the Underwriting Group. The term "related person" is described in Section 5.32 of this Agreement.

        5.30 Management and Dissemination of Information. All necessary and appropriate measures will be taken by the Company to ensure continuity of its management. Further, in order to avoid any appearance of the early commencement of the Public Offering, or the use of improper prospectuses, the Company shall consult with its counsel and the Representative prior to distribution to third parties of any financial information, news releases and/or other publicity regarding the Company, its business or any terms of the proposed Public Offering, unless such dissemination is required by law or by prior Company practices. Prior to the distribution thereof, the Company shall furnish to the Representative for its review copies of all documents, including, without limitation, financial information, news releases and other documents regarding the Company, its business, its properties or any of the terms of the proposed Public Offering, which the Company or its public relations advisors intend to distribute prior to the Closing Date.

        5.31 Management Referrals. Persons whom management of the Company believe may be interested in purchasing Shares in the Public Offering will be referred only to the Representative and management of the Company will purchase Shares in the Public Offering only through the Representative. The Representative will have complete control of the distribution of the Shares in the Public Offering.

        5.32 No NASD Member Payments or Affiliation. For purposes of Section
5.29 hereof and this Section 5.32, a "related person" of an NASD member is a person who has any of the following relationships with any NASD member: legal counsel, financial consultant or advisor, finder, associated person, or member of the immediate family of any such person. The Company represents to the Representative that, in connection with the Public Offering, the Company does not have any agreement, has not paid and will not pay, except as described in the Registration Statement or the next sentence, or agreed to pay or deliver any item of value, including securities, to any member of the NASD or to any person associated with a member of the NASD or to any related person of an NASD member during the period beginning on the three hundred sixty-sixth (366th) day prior to the filing of the Registration Statement with the Commission and ending on the forty-fifth (45th) day after the Effective Date of the Registration Statement. The representation contained in the foregoing sentence shall not include cash discounts or commissions paid by the Company in connection with a distribution of the Company's securities which occurs prior to the filing of the Registration Statement with the Commission. If the NASD decides that any securities issued by the Company or any affiliate or associated person or related person to an NASD member or any other compensation paid to any such person is or was "underwriter's compensation" for the Public Offering and such determination is not reversed by the NASD within a reasonably prompt time after it is decided, the Company shall make commercially reasonable efforts to arrange for the recipient to return forthwith to the Company all such securities or compensation. The Company shall supply to legal counsel for the Representative no later than three (3) weeks before the expected filing date of the Registration Statement, the written representation of the Company's president or chief executive officer as to (i) the existence or non-existence of any NASD affiliation or association of any officer, director, or five percent (5%) or greater shareholder of the Company, and, if a shareholder of the Company is a corporation, the existence or non-existence of such NASD affiliation or association of any officer, director or five percent (5%) or greater shareholder of such corporation, (ii) whether or not any unregistered securities of the Company have been acquired by any NASD member or related persons during the thirteen (13) month period prior to the anticipated filing date of the Registration Statement, and (iii) whether or not key-man life insurance has been or will be provided for any officer or director of the Company by any NASD member or related person.

        5.33 Future Sales.

                5.33.1 Company Sales to Others and Repurchase of Its Stock. During the period of twelve (12) months after the Closing Date, the Company will not sell any securities not covered by the Registration Statement without the Representative's prior written consent nor will the Company purchase any shares of the capital stock or other securities during such period without the Representative's prior written consent. Excepted from this provision shall be sales of Excluded Shares. The term "Excluded Shares" shall mean options and warrants which are issued and outstanding on the Effective Date of the Registration Statement or which are issued pursuant to a plan ("Plan") which may be adopted by the Company prior to the Effective Date and which has been approved in writing by the Board of Directors of the Company and the Representative prior to the Effective Date of the Registration Statement and the grant of options to the officers and employees of the Company and its Subsidiary under any such Plan at an exercise price equal to the purchase price of the Shares as set forth in Section 3.1 of this Agreement.

                5.33.2 Covered Persons. Prior to the Effective Date of the Registration Statement, the Company will cause each of its officers, directors, five percent (5%) or more shareholders, and their affiliates and any other persons as shall be required by NASDAQ ("Covered Persons") to agree with the Representative in a written agreement in form and substance satisfactory to the Representative and legal counsel for the Representative that, without the prior written consent of the Representative, each such Covered Person will not sell or otherwise dispose of any of the Company's shares of Common Stock for a period of one (1) year after the Effective Date. Such agreement will also provide that if a Covered Person who is an officer or director of the Company on the Effective Date of the Registration Statement ceases to be an officer or director of the Company at any time during the period of one (1) year after the Closing Date, then such Covered Person and the affiliates of such Covered Person will agree not to sell any of the

        Company's shares of Common Stock which are owned by such Covered Person and such Covered Person's affiliates on the Effective Date of such Registration Statement until the expiration of one (1) year after the Effective Date; provided, however, that nothing contained in this
        Section 5.33.2 shall prevent a transfer for purposes of estate planning by a Covered Person to his spouse or lineal descendants or to a revocable or irrevocable trust in which he is the grantor and in which his spouse and/or lineal descendants are the beneficiaries or to an entity ("controlled entity") in which the Covered Person, his spouse and lineal descendants own an eighty percent (80%) or greater interest so long as such spouse, lineal descendants or controlled entity agree to the terms of this Section 5.33.2 For purposes of this Agreement, the term "affiliate" shall have the meaning ascribed to it in Rule 405 of the Act. Such agreements between the Representative and the Covered Persons will also provide that any sales of shares of Common Stock of the Company by such persons during the six (6) month period after the Closing Date, whether under Rule 144 promulgated by the SEC under the Act ("Rule 144 Sales") or otherwise, will be executed only through the Representative acting as a broker or dealer. In such agreement the Representative will agree to execute any such Rule 144 Sales on a competitive basis. If any person required to execute an agreement under this Section 5.33.2 has pledged, or during the applicable period pledges, any of the Company's shares of Common Stock which are covered by such agreement, such person shall cause his pledgee to also agree in writing to comply with the pledgor's agreement with the Representative. A copy of any such written agreement from the pledgee shall be promptly delivered by the pledgor to the Representative after execution thereof by the pledgee.

        5.34 Exclusive Dealing. The Company at no time prior to the Closing Date, as contemplated under this Agreement, shall enter into discussions, negotiate or otherwise make any arrangements with any other underwriter or other person which relate in any manner to the undertaking of a possible Public Offering of the Company's securities by any such person other than the Representative, so long as the Representative is discharging and performing its duties and responsibilities under this Agreement and has not indicated in writing its decision not to consummate the proposed Public Offering as contemplated under this Agreement.

        5.35 Financial Printer. The Representative has approved the Company's selection and engagement of American Financial Printing, Inc., whose offices are located in Minneapolis, Minnesota, as the financial printing company selected by the Company to print the Preliminary and Final Prospectuses and for the transmitting of all electronic filings to the Commission prior to the engagement by the Company of the services of such financial printing company. In addition, the Representative shall approve the form, size, style and quality of the Preliminary and Final Prospectuses.

        5.36 Standstill. Pending the completion of the Public Offering, the Company and its Subsidiary shall not solicit or negotiate and shall refrain during the period from March 26, 1999 until December 26, 1999 from negotiating with any other underwriter or investment banker or other person regarding a possible private or public offering of the securities (whether debt or equity) of the Company or its Subsidiary.

                                   SECTION 6
                                Indemnification

        6.1 Indemnification by Company. The Company agrees to indemnify and hold harmless the Representative and the other members of the Underwriting Group and each officer, director, employee, representative, agent, surety, guarantor, and each person who controls the Representative or any other member of the Underwriting Group within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, or litigation, arbitration or mediation proceedings (collectively referred to as "litigation"), including any and all awards or judgments rendered in connection therewith, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse the persons indemnified for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation (including awards and/or judgments in connection therewith) arise out of or are based upon any matter relating to the Public Offering, including without limitation any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto and the Prospectus and related exhibits included in the Registration Statement or any application or other document filed in order to qualify the Shares under the blue sky or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the indemnity agreement contained in this Section 6.1 shall not apply to the Representative or any of the other members of the Underwriting Group or any person controlling the Representative or any other member of the Underwriting Group in respect of any such losses, claims, damages, liabilities or litigation arising out of or based upon information peculiarly within the knowledge of the Representative or another member of the Underwriting Group and furnished in writing to the Company by a member of the Underwriting Group specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto and such person in making any such statement, or any such omission or alleged omission, knowingly and willfully violated applicable law or was guilty of gross negligence in connection therewith. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Representative and other members of the Underwriting Group or to any person controlling the Representative or a member of the Underwriting Group. Each member of the Underwriting Group agrees within ten (10) days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section
6.1 to notify the Company in writing of the commencement thereof. The failure of such a member of the Underwriting Group so to notify the Company of any such action shall relieve the person to whom such notice was not given from any liability which it may have to that member of the Underwriting Group or any person controlling it as aforesaid on account of the indemnity agreement contained in this Section 6.1, but shall not relieve the Company from any other liability which it may have to that member of the Underwriting Group or such controlling person. In case any such action shall be brought against the Representative or any other member of the Underwriting Group or any such controlling person and the Representative or other member of the Underwriting Group shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by legal counsel of recognized standing and reasonably satisfactory to such member of the Underwriting Group or such controlling person or persons, which is a defendant or which are defendants in such litigation. No settlement, compromise or other disposition of any such litigation shall be made by the Company without the prior written consent of the Representative and the other persons indemnified hereunder. Conversely, any settlement, compromise or other disposition shall require the Company's written consent and to the extent the Company does not consent to any such settlement, compromise or other disposition of any such litigation, the Company shall not be liable for amounts paid in connection therewith. If the Company elects to direct such defense, the Company agrees to furnish to each indemnified member of the Underwriting Group at its request, copies of all pleadings therein and to apprise each indemnified member of the Underwriting Group of all developments therein, all at the Company's expense, and to permit the Representative and each indemnified member of the Underwriting Group to be an consultant therein.

        6.2 Indemnification by the Members of the Underwriting Group. The members of the Underwriting Group agree, in the same manner as set forth in
Section 6.1. above, to indemnify and hold harmless the Company, the directors and officers of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Shares under the blue sky or securities laws thereof, or any information furnished pursuant to Section 3.6 hereof, if such statement or omission was made in reliance upon information peculiarly within the knowledge of a member of the Underwriting Group and furnished in writing to the Company by a member of the Underwriting Group or on its behalf specifically for use in connection with the preparation thereof or supplement thereto and such person in making any such statement, or any such omission or alleged omission, knowingly or willfully, violated applicable law or was guilty of gross negligence in connection therewith. No member of the Underwriting Group shall be liable for amounts paid in settlement of any such litigation if such settlement was effected without the written consent of the member of the Underwriting Group. In case of commencement of any action in respect of which indemnity may be sought from a member of the Underwriting Group on account of the indemnity agreement contained in this Section 6.2, each person to be indemnified by the indemnifying member of the Underwriting Group shall have the same obligation to notify the member of the Underwriting Group as the members of the Underwriting Group have toward the Company as provided in Section 6.1. hereof, subject to the same loss of indemnity in the event such notice is not given, and the indemnifying member of the Underwriting Group shall have the same right to participate in (and, to the extent that the indemnifying member of the Underwriting Group shall wish, to direct) the defense of such action at the expense of the indemnifying member of the Underwriting Group, but such defense shall be conducted by legal counsel of recognized standing and reasonably satisfactory to the Company. If the indemnifying member of the Underwriting Group elects to direct such defense, the indemnifying member of the Underwriting Group agrees to furnish to the Company at its request copies of all pleadings therein and apprise it of all the developments therein, all at the expense of the indemnifying member of the Underwriting Group, and permit the Company to be an observer therein.

        6.3 Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Sections 6.1 and 6.2 hereof, in respect of any losses, claims, damages or liabilities (or actions or litigation including awards and/or judgments in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions or litigation including awards and/or judgments in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company on the one hand and each member of the Underwriting Group on the other from the Public Offering of the Shares, but also (ii) the relative fault of the Company and each member of the Underwriting Group in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions or litigation including awards and/or judgments in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each member of the Underwriting Group on the other shall be deemed to be in the same proportion as the total net proceeds from the Public Offering of the Shares (before deducting expenses) received by the Company bears to the total underwriting discount received by each member of the Underwriting Group, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or one or more members of the Underwriting Group and the person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the members of the Underwriting Group agree that it would not be just and equitable if contribution pursuant to this Section 6.3. were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or litigation including awards and/or judgments in respect thereof) referred to above in this Section 6.3 shall be deemed to include any legal or other expenses to which such indemnified party would be entitled if Sections 6.1 and 6.2 hereof were applied. Notwithstanding the provisions of this Section 6.3, no member of the Underwriting Group shall be required to contribute any amount in excess of the amount equal to the total price of the Shares underwritten and distributed by it to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        6.4 Threat of Regulators' Action. The Company and the Representative agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures by the Commission or any other regulatory authority which would impair or prevent the right to offer or sell any of the Shares or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed Public Offering of the Shares. In the case of the happening of any such event, neither the Company nor the members of the Underwriting Group will acquiesce in such steps, procedures or suspension orders, and each party agrees actively to defend any such actions or orders unless all parties agree, in writing, to acquiesce in such actions or orders.

                                   SECTION 7
                           Effectiveness of Agreement

        After this Agreement has been executed by the Company and the Representative, this Agreement shall become effective (i) at 10:00 A.M., Denver, Colorado Time, on the first full business day after the Effective Date of the Registration Statement or (ii) upon release by the Representative of the Shares for offering after the Effective Date, whichever shall first occur. The time of the release by the Representative of the Shares for offering, for the purposes of this Section 7, shall mean the time of release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time of the first mailing of copies of the Prospectus relating to the Shares in connection with a confirmation of a sale of Shares by an Underwriter or Dealer, whichever shall first occur.

                                   SECTION 8
                      Conditions of the Obligations of the
                       Members of the Underwriting Group

        After execution of this Agreement by the Company and the Representative, the obligations of the members of the Underwriting Group to purchase the Shares and to make payment therefor on the Closing Date and on the Option Closing Date shall be subject to the accuracy, as of the Closing Date and as of the Option Closing Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all of its agreements and obligations herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions, any of which may be waived or modified by the Representative:

        8.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective and no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor the Prospectus nor any amendment thereto shall have been filed to which legal counsel for the Representative shall have reasonably objected in writing or shall have withheld giving its consent.

        8.2 Accuracy of Registration Statement. The Representative shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of legal counsel for the Representative is material, or omits to state a fact which, in the opinion of such legal counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.


        8.3 No Material Adverse Changes. No material adverse changes shall have occurred in or with respect to the officers or directors of the Company. No material adverse changes shall have occurred in or with respect to the business, properties, financial condition or credit of the Company or in or with respect to any conditions affecting the prospects of its business.

        8.4 Casualty and Other Calamity. The Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects the business or properties of the Company considered as an entire entity, whether or not such loss is covered by insurance, and no officer or director of the Company shall have suffered any injury, sickness or disability of a nature which would materially adversely affect his or her ability to properly function as an officer or director of the Company.

        8.5 Litigation and Other Proceedings. Except as disclosed in the Prospectus, there shall not have been any litigation instituted or threatened against the Company and there shall not have been any proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign.

        8.6 Lack of Material Change. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, and (ii) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise. The capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Shares, other than as may be set forth in the Prospectus.

        8.7 Approval of Legal Counsel for the Representative. The authorization of the Shares, the Representative's Warrants, the Registration Statement, Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to legal counsel for the Representative.

        8.8 Opinions of Legal Counsel.

                8.8.1 Legal Opinion of Charles Clayton, Esq. The Company shall have furnished to the members of the Underwriting Group and legal counsel for the Representative, at least two (2) days in advance of the Effective Date, and again two (2) days prior to the Closing Date, drafts of an opinion and on the Closing Date, a duly executed opinion, dated the Effective Date, the Closing Date, and the Option Closing Date, addressed to the members of the Underwriting Group, from Charles Clayton, Esq., legal counsel to the Company, and such other legal counsel to the Company as is acceptable to the Representative to the effect that based upon a review by them of the Registration Statement, Prospectus, the certificate of incorporation, bylaws and relevant corporate proceedings and contracts of the Company and its Subsidiary, an examination of such statutes as he has deemed necessary and based upon such other investigation by such legal counsel as he has deemed necessary to express such opinion:

                        (i) The Company and its Subsidiary have been duly
                incorporated or formed and are such validly existing corporations in good standing under the laws of the state of Minnesota, and that the Company and its Subsidiary have full power and authority to own and operate their respective properties and to carry on their businesses as set forth in the Registration Statement and Prospectus and that the Company and its Subsidiary are qualified and in good standing as foreign corporations in each jurisdiction in which they own or lease real property or transact business requiring such qualification.

                        (ii) The Company has authorized and outstanding
                securities as set forth in the Registration Statement and Prospectus; the outstanding securities of the Company and the Shares conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding securities of the Company has been duly and validly issued and are fully paid and nonassessable, and contain no preemptive rights; the Shares being sold by the Company to the Underwriting Group and the Representative's Warrants have been duly and validly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement and the Representative's Warrants, will be duly and validly issued, fully paid and nonassessable and will not be subject to the preemptive rights of any shareholder of the Company.

                        (iii) To legal counsel's knowledge, no consents,
                approvals, authorizations or orders of agencies, officers or other regulatory authorities are known to such legal counsel which are necessary for the valid authorization, issue or sale of the Shares being sold by the Company to the Underwriting Group hereunder, except as required under the Act or the securities laws of the states in which the Shares are qualified or except as required by the NASD.

                        (iv) To legal counsel's knowledge, the issuance and sale
                of the Shares being sold by the Company to the Underwriting Group and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the certificate of incorporation or bylaws of the Company, any leases, or any note, indenture, mortgage, deed of trust, or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its properties is bound or any existing law (provided this Section
                8.8 (iv) shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property which is known to such counsel.

                        (v) No preemptive rights, including any existing
                preemptive rights which have been waived by the holders of such rights, exist with respect to the Company's securities.

                        (vi) The Company has authorized capitalization as
                described in the Registration Statement.

                        (vii) Based upon written or oral communications from the
                Commission, the Registration Statement has become effective under the Act and, to the knowledge of such legal counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated; legal counsel has participated in the preparation of the Registration Statement and Prospectus and each amendment and supplement thereto, and no facts have come to the attention of legal counsel to lead counsel to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except for the financial statements and other financial data included therein, as to which legal counsel expresses no opinion); and such counsel is familiar with all contracts referred to in the Registration Statement or Prospectus and such contracts are sufficiently summarized or disclosed therein or filed as exhibits thereto as required, and such legal counsel does not know of any other contracts that are required to be summarized or disclosed or filed, and such legal counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is subject of such a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                        (viii) This Agreement has been duly authorized by the
                Company and is a valid and binding agreement of the Company enforceable in accordance with its terms subject to equitable principles and to applicable bankruptcy, insolvency and other laws concerning the enforceability of creditors' rights generally; provided that such counsel need not express any opinion as to the enforceability of any indemnification or contribution provisions contained in this Agreement. A sufficient number of shares of the Company's Common Stock have been duly reserved for issuance upon exercise of the Representative's Warrants.

                        (ix) Except as disclosed in the Registration Statement
                and Prospectus, to the knowledge of legal counsel, neither the Company nor its Subsidiary is in default under any of the contracts, licenses, leases or agreements to which any of them is a party and which are described in the Registration Statement or attached thereto as exhibits and the Public Offering of the Shares being sold by the Company to the Underwriting Group will not cause the Company or its Subsidiary to become in default of any of such contracts, licenses, leases or agreements.

                        (x) Except as disclosed in the Registration Statement
                and Prospectus and subject to equitable principles, to the knowledge of legal counsel, the properties owned by the Company and its Subsidiary described in the Registration Statement are free and clear of all liens, charges, encumbrances or restrictions; to the knowledge of legal counsel, all of the leases, subleases and other agreements known to such counsel under which the Company and its Subsidiary hold their respective properties and conduct their respective businesses are in full force and effect; to the knowledge of legal counsel, neither the Company nor its Subsidiary is in default under any of the material terms or provisions of any of such leases, subleases or other agreements known to such counsel; and to the knowledge of legal counsel, there are no claims against the Company or its Subsidiary concerning the rights of the Company and its Subsidiary under such leases, subleases and other agreements and concerning the right of the Company and its Subsidiary to continued possession of their respective properties.

                        (xi) Legal counsel is unaware of any affiliate, parent
                or subsidiary of the Company except as are described in the Registration Statement and Prospectus.

                        (xii) Except as disclosed in the Registration Statement,
                either the Company or its Subsidiary exclusively owns, possesses, or lawfully uses, pursuant to licenses, sublicenses or other agreements, all U.S. or other foreign patents, patent applications, trademarks, trademark applications, service marks, trade names, logos, trade dress, mark works, and copyrights (collectively, "Patents, Trademarks and Copyrights") necessary to the purchase, sale, distribution, marketing and advertising of sports related headwear and related accessories currently being sold through the Company's retail stores; such patents, Trademarks and Copyrights are legal, valid and enforceable; to the best of legal counsel's knowledge, either the Company or its Subsidiary owns, possesses and lawfully uses the Hat World Corporation domain name on the internet exclusive of any third party's rights or claims thereto; and to the best of legal counsel's knowledge, the Company has taken all necessary and appropriate action to maintain and protect the Patents, Trademarks and Copyrights.

                        (xiii) Such counsel has not received and is not aware of
                the Company or its Subsidiary having received any notice of any claim from any third party which notice would cause such counsel to conclude that the Company or its Subsidiary does not own or possess adequate rights with respect to the Patents, Trademarks and Copyrights.

                        (xiv) The licenses, sublicenses and other agreements
                ("Licenses") covering the use of any of the Patents, Trademarks and Copyrights by the Company and its Subsidiary are legal, binding, enforceable and in full force and effect and to the best of legal counsel's knowledge, neither the Company nor its Subsidiary is in breach or default of any such Licenses and no event has occurred which with notice or lapse of time would result in a breach or default or permit termination, modification or acceleration under any such License.

                        (xv) To such counsel's knowledge, except as set forth in
                the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such Common Stock, or other securities, because of the filing of the Registration Statement by the Company have, with respect to the Public Offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have included securities in the Registration Statement pursuant to the exercise of such rights.

        In rendering such opinions, such legal counsel shall be entitled to rely upon Public Authority Documents and upon information provided by client officials in written Certificates provided that copies of such Public Authority Documents and Certificates are attached as exhibits to the written opinion of legal counsel. The term "Public Authority Documents" shall have the meaning ascribed to it in the Legal Opinion Accord of the ABA Section of Business Law
(1991). Such opinions may be subject to such qualifications, exceptions, definitions, limitations as are normally included in similar opinions.

        8.9 Accountant's Letter. The Representative and legal counsel for the Representative shall have received, at least ten (10) days prior to the Effective Date and again two (2) days prior to the Closing Date, drafts of a letter, and on the Closing Date, a duly executed letter addressed to the Representative and dated the Closing Date from Eide Bailly LLP, independent public accountants for the Company and its Subsidiary, stating that with respect to the Company and its Subsidiary they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder; in their opinion, the Company's financial statements audited by them at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2; on the basis of certain indicated procedures (but not an audit in accordance with generally accepted accounting principles), including reading of the instruments of the Company and its Subsidiary set forth in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute book of the Company and its Subsidiary, nothing has come to their attention, except as disclosed in their letter, which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than two (2) days prior to the date of such letter:

                (i) there has been any material change in the financial position of the Company and its Subsidiary other than as contemplated by disclosures contained in the Prospectus;

                (ii) there has been any material change in the capital stock or surplus accounts of the Company and its Subsidiary or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor or in the debt of the Company and its Subsidiary from that shown in the Company's last audited balance sheet included in the Prospectus, other than as contemplated by disclosures contained in the Prospectus;

                (iii) there have been any material decreases in working capital or net worth as compared with amounts shown in the Company's last audited balance sheet included in the Prospectus other than as contemplated by disclosures contained in the Prospectus;

                (iv) there have been any material decreases, as compared with amounts shown in the Company's last audited balance sheet included in the Prospectus, in the cash balances other than as contemplated by disclosures contained in the Prospectus;

                (v) the financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of operations of the Company and its Subsidiary for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown;

                (vi) there is any material obligation or liability on the part of the Company and its Subsidiary to fund any retirement plan maintained by the Company or its Subsidiary which is currently in effect, which obligation or liability is not otherwise reflected in Company's audited financial statements as set forth in the Prospectus; and

                (vii) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Summary," "The Offering," "Summary Consolidated Financial Data," "Risk Factors," "Use of Proceeds," "Capitalization," "Dilution," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Summary Compensation," and "Certain Transactions," are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom.

        Such letter ("Accountant's Letter") shall also cover such other matters incident to the transactions contemplated by this Agreement in form satisfactory to the Representative as the Representative reasonably requests.

        8.10 Conformed Copies of Accountant's Letter. The Representative shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of the Accountant's Letter as the Representative shall reasonably request.

        8.11 Officer's Certificates. The Company shall have furnished to the Representative and legal counsel for the Representative, at least ten (10) days prior to the Effective Date and again two (2) days prior to the Closing, drafts of a certificate and on the Closing Date, two (2) certificates each signed by the president, chief operating officer and the chief financial officer of the Company and its Subsidiary, one dated the date of this Agreement and one dated as of the Closing Date, to the effect that:

                (i) The representations and warranties of the Company, including without limitations those relating to its Subsidiary, as set forth in this Agreement are true and correct at and as of the date of the certificate and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;


                (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, after such respective signers have made inquiry, no proceeding for that purpose has been initiated or is threatened by the Commission;

                (iii) The respective signers have each carefully examined the Registration Statement and Prospectus and any amendments and supplements thereto, and the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth;

                (iv) This Agreement has been, and, as of the Closing Date, the Representative's Warrants will have been, duly authorized and executed by the Company;

                (v) The respective signers have each reviewed the questionnaires provided to the Representative by each officer and director of the Company and its Subsidiary, and five percent (5%) or more shareholder of the Company and, to the best of their knowledge, the statements made in such questionnaires are true and correct;

                (vi) Except as set forth in the Registration Statement and Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the date of such certificate, (i) there has not been any change in the officers or directors of the Company and its Subsidiary, or any substantially adverse change, financial or otherwise, in the affairs or condition of the Company, and (ii) neither the Company and its Subsidiary has incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business; and

                (vii) As of or subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, no dividends or distributions whatever have been declared and/or paid on or with respect to the securities of the Company or its Subsidiary.

        8.12 Tender for Delivery. All of the Shares being offered by the Company which are sold in the Public Offering shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

        8.13 Blue Sky Qualification. The Shares shall be qualified in such states as are reasonably designated by the Representative as set forth in
Section 5.4 hereof and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or Option Closing Date. On both the Effective Date of the Registration Statement and on the Closing Date, the Company and the Representative shall receive from Clanahan, Tanner, Downing and Knowlton, P.C., a written opinion which contains the following:

                (i) The names of the states in which applications to register or qualify the Shares have been filed;

                (ii) The status of such registrations or qualifications in such states as of the date thereof;

                (iii) A list containing the name of each such state in which the Shares may be legally offered and sold by a dealer licensed in such state and the number of each which may be legally offered and sold in each such state as of the date thereof;

                (iv) With respect to the written opinion dated on the Effective Date, a representation that such legal counsel will continuously update such written information if any changes occur in the information provided therein between the Effective Date and the Closing Date and Option Closing Date; and

                (v) A statement that the Company, the members of the Underwriting Group and selected dealers in the Public Offering may rely upon the opinions contained therein.

        8.14 Approval of Legal Counsel to the Representative. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to legal counsel for the Representative. The suggested form of such documents shall be provided to the legal counsel for the Representative at least three (3) business days before the Closing Date.

        8.15 Officer's Certificate as a Company Representative. Any certificate signed by an officer of the Company and delivered to the Representative or to legal counsel for the Representative will be deemed a representation and warranty by the Company or its Subsidiary to the members of the Underwriting Group as to the statements made therein.

                                   SECTION 9
                                  Termination

        9.1 Termination Because of Noncompliance. This Agreement may be terminated by the members of the Underwriting Group by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing, or the results of the Representative's due diligence investigation of the Company and its Subsidiary, as provided in Section 5.13 hereof do not meet with the approval of the Representative after being provided with explanations and mitigations by counsel for the Company as contemplated under Section 5.13. This Agreement may be terminated by the Company by notice to the Representative in the event the members of the Underwriting Group shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the members of the Underwriting Group to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Company in writing.

        9.2 Termination Because of Changes. This Agreement may be terminated by the members of the Underwriting Group by notice to the Company if the Representative believes in its sole judgment that any changes have occurred in or with respect to the management of the Company and its Subsidiary, that material adverse changes have occurred in or with respect to the business, financial condition, results of operations, prospects or obligations of the Company and its Subsidiary, or if the Company or its Subsidiary shall have sustained a loss or anticipated loss as a result of a strike, governmental action, fire, flood, accident, contract termination, or other calamity of such a character as, in the sole judgment of the Representative, may interfere materially with the conduct of the business and operations of the Company and its Subsidiary regardless of whether or not such loss or anticipated loss shall have been insured, or if during the course of the Representative's due diligence investigation of the Company and its Subsidiary facts arise which vary materially in an adverse manner from the representations which have previously been made concerning the business and financial condition of the Company and its Subsidiary.

        9.3 Market Out Termination. This Agreement may be terminated by the members of the Underwriting Group by notice to the Company at any time if, in the judgment of the Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity or emergency shall have occurred, or (iii) of any suspension of trading of the Common Stock of the Company in the over-the-counter market, or (iv) substantial and material adverse changes in the condition of the securities markets beyond normal fluctuations have occurred which in the Underwriter's sole judgment would not justify the Public Offering on the terms provided in this Agreement.

        9.4 Effect of Termination Hereunder. If the members of the Underwriting Group decide to terminate this Agreement pursuant to this Section 9 or the Company decides to terminate this Agreement pursuant to Section 9.1 or 10.3 hereof, such party shall provide notice of such termination to the other party. In such event, the Company shall reimburse the Representative on an accountable basis for all reasonable and customary expenses incurred by the Representative in connection with the proposed Public Offering as herein provided up to and including the date of termination. The Representative shall provide the Company with a statement of the Underwriting Group's actual accountable out of pocket expenses, which shall include but are not limited to, fees of legal counsel for the Representative and the fees of independent consultants and investigators who are not directly or indirectly affiliated or associated with a member of the NASD and who are retained by the Underwriting Group to provide a service in connection with the due diligence investigation of the proposed Public Offering, confirmation and other document preparation costs, entertainment expenses, travel expenses, postage expenses, advertising costs, duplication expenses, long distance telephone expenses, and any other documented third party expenses (collectively "accountable expenses") incurred by the Underwriting Group in connection with the Public Offering. The Representative shall not be required to include in such accountable expenses any of the expenses to be paid by the Company under Section 5.7 hereof, and, if the Underwriting Group has paid any of such expenses on behalf of the Company, the Company shall separately reimburse the Underwriting Group for such advances immediately upon receipt of a statement therefor from the Representative. If such accountable expenses are less than the amount of the nonaccountable expense payments the Company has made to the Representative as provided in Section 3.3 hereof, the Underwriting Group will refund the balance of such payments, net of the Representative's accountable expenses, to the Company within ten (10) days after the delivery of such statement by the Representative to the Company. If the amount of the accountable expenses is more than the amount of the nonaccountable expense payments made by the Company to the Representative, the balance shall be promptly paid by the Company to the Representative. If the Company fails to pay the amount of accountable expenses owed to the Representative or members of the Underwriting Group, their successors or assigns, the Company shall be liable to the Representative for attorneys' fees and costs incurred in the collection of such amounts in addition to its liability for the unpaid amount of such accountable expenses. The members of the Underwriting Group shall not have any liability to each other if the Company or the members of the Underwriting Group decide not to proceed with the proposed offering for any reason set forth in this Section 9 or in Section 10 hereof, except that the Company shall remain obligated to pay the costs and expenses required to be paid by it as specified in Section 5.7 hereof and this Section 9.4, and the Company, and the members of the Underwriting Group shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6 hereof.

                                   SECTION 10
                       Representations and Warranties of
                     the Members of the Underwriting Group

        The members of the Underwriting Group represent and warrant to and agree with the Company that:

        10.1 Registration as Broker Dealer and Member of NASD. The members of the Underwriting Group are registered as broker dealers with the Commission and are members in good standing of the NASD and are licensed as dealers in all states in which they will sell the Shares.

        10.2 No Pending Proceedings. There is not now pending against the Representative any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission, concerning its activities as a broker or dealer that, in the opinion of the Representative, would prevent it from acting as such under federal securities laws or under the laws of the states in which it intends to offer the Shares.

        10.3 Company's Right to Terminate. In the event any action or proceeding of the type referred to in Section 10.2 hereof shall be instituted against the Representative at any time prior to the Closing Date hereunder, or in the event there shall be filed by or against the Representative in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of assets of the Representative or if the Representative makes an assignment for the benefit of creditors, the Company shall have the right on written notice to the Representative to terminate this Agreement without any liability to the members of the Underwriting Group of any kind except for the payment of expenses as provided in Section 5.7 hereof.

        10.4 Finder. The members of the Underwriting Group know of no outstanding claims against them for compensation for services in the nature of a finder's fee, origination fee, financial consulting fee or any other form of compensation as a finder with respect to the offer and sale of the Shares hereunder.

        10.5 Compliance. The members of the Underwriting Group, severally and not jointly, agree to offer and sell the Shares being purchased hereunder in accordance with the requirements of federal and state securities laws and the rules of the NASD.

                                   SECTION 11
                  Fee Payable on Occurrence of Certain Events

        11.1 Fee Payable to Representative If Company Elects Out of Public Offering. If after March 26, 1999, and prior to the execution of this Agreement, the Company elect not to proceed expeditiously with the Public Offering even though the Representative is ready, willing and able to effectuate the Public Offering within the range of the Public Offering Price as set forth in the Registration Statement and the Prospectus, the Company agrees that (i) it will not sell any of its capital stock to the public to another underwriter for a period of at least five (5) months, or (ii) if it does so, then the Company shall pay to the Representative One Hundred Fifty Thousand Dollars ($150,000) in addition to the amounts paid pursuant to the provisions set forth under Section 9 of this Agreement, which amount the Company and the Representative agree constitutes a fair compensation to the Representative for services performed with respect to the proposed Public Offering as contemplated under this Agreement.

        11.2 A Reorganization of Company Prior to Public Offering. If prior to the Closing of the Proposed Public Offering contemplated under this Agreement and during the period from March 26, 1999 until September 26, 1999, the Company and its Subsidiary or either such entity is acquired, merges, sells or substantially all of its or their assets or otherwise effects a reorganization with any other entity and, as a result, the Public Offering contemplated under this Agreement is abandoned by the Company, the Company shall pay the Representative a fee in the amount of Fifty Thousand Dollars ($50,000) per month in cash commencing retroactively to March 26, 1999. The Company and the Representative agree that such fee and the amount of such fee constitutes fair compensation to the Representative for services performed with respect to the proposed Public Offering. Such fees shall be in addition to the payment of the expenses and the fees discussed in Section 9 of this Agreement. Upon request, the Representative shall act as the Company's investment banker in connection with any such acquisition and render such services as their customary connection therewith, in consideration for such fee.

        11.3 First Right of Refusal. For a period of five (5) years after the Closing Date or until an offering occurs which the Representative declines the Company shall notify the Representative in writing at least ten (10) days before the proposed public offering of any debt or equity security (other than bank debt or similar financing) by the Company or by any of its majority owned or controlled Subsidiaries (collectively referred to in this Section 11.3 as the "Company") or any of its stockholders owning at least five percent (5%) of the Company's Common Stock ("Principle Shareholders") such that the Representative or, at its option, a group of associated investment bankers, shall have the right of first refusal to effect the offering on terms as favorable as their before offered in writing by reputable investment banker. If the Company receives an offer from a major bracket underwriter, such right of first refusal shall be considered satisfied if the Representatives included in the offering as a syndicate member and receives a reasonable retention fee. For purposes of this Section 11.3, the term "major bracket underwriter" any investment bank which consistently during the past five (5) years has underwriter as lead underwriter in excess of $100 million in total debt and equity financing each year during such period. The Representative shall notify the Company if it intends to exercise the right of first refusal provided under this Section 11.3 within ten (10) days after receipt by the Representative of such notice from the Company. If the Representative fails to exercise the right of first refusal within the ten (10) day period and the terms of the proposed subsequent financing thereafter are altered in any material respect, the Company shall be required to offer to the Representative the right of first refusal to effect subsequent financing on such altered terms and the Representative shall have ten (10) days from the date of receipt to notify the Company of its acceptance.


                                   SECTION 12
                                     Notice

        Except as otherwise expressly provided in this Agreement:

        12.1 Notice to the Company. Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed as follows:

                        Hat World Corporation
                        4912 South Minnesota Avenue
                        Sioux Falls, SD 57108
                        Attn: George N. Berger
                          Chairman of the Board

        12.2 Notices. Whenever notice is required by the provisions of this Agreement to be given to the members of the Underwriting Group, such notice shall be given in writing addressed to the Representative at the address set forth in the beginning of this Agreement.

                                   SECTION 13
                                 Miscellaneous

        13.1 Benefit. This Agreement is made solely for the benefit of the members of the Underwriting Group, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Shares. In addition, the indemnity, defense and contribution obligations of the Company included in Section 6 of this Agreement also inure to the benefit of the selected dealers and any person who controls the selected dealers within the meaning of Section 15 of the Act.

        13.2 Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements as set forth in or made pursuant to this Agreement and the indemnity and contribution agreements contained in
Section 6 of this Agreement shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, or the Representative or any of the other members of the Underwriting Group or any such officer or director thereof or any controlling person of the Company or of the Representative or any other member of the Underwriting Group, (ii) delivery of or payment for the Shares, and (iii) the occurrence of Closing Date and the Option Closing Date. Any successor of the Company, any member of the Underwriting Group or any controlling person, officer or director thereof, shall be entitled to the benefits hereof.

        13.3 Governing Law and Forum. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Colorado. The parties to the Agreement hereby agree to submit to the jurisdiction of the courts of the State of Colorado located in Denver, Colorado which shall be the sole tribunal in which any such parties may institute and maintain a legal proceeding against the other party arising from any dispute under this Agreement. If any party initiates a legal proceeding in a jurisdiction other than in the courts of the State of Colorado, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding failure of the party initiating such proceeding to have initiated and maintained such proceeding in the courts of the State of Colorado in accordance with this Section 13.3. In the event of litigation or arbitration concerning this Agreement, the prevailing party shall be awarded attorney's fees and costs, subject to the provisions of Section 9.4 hereof.

        13.4 The Information of the Members of the Underwriting Group. Notwithstanding any participation by the legal counsel for the Representative in the reorganization and/or revision of the Prospectus, the statements with respect to the Public Offering of the Shares on the cover page of the Prospectus and the Notes thereto and under the caption "Underwriting" in the Prospectus constitute the only written information furnished by or on behalf of the members of the Underwriting Group referred to in Sections 2.2, 6.1 and 6.2 hereof.

        13.5 Severability. If any provision or portion of any provision of this Agreement is determined to be invalid for any reason, such invalid provision or portion of such invalid provision shall be deemed to be deleted and the validity of the remaining provisions or portions thereof shall not be affected thereby and shall remain in full force and effect.

        13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

        Please confirm that the foregoing correctly sets forth the Agreement between the members of the Underwriting Group and the Company.

                                       Very truly yours,

                                       HAT WORLD CORPORATION


                                       By: _____________________________________
                                               George N. Berger
                                               Chairman of the Board

THE REPRESENTATIVE, ON BEHALF OF THE UNDERWRITING GROUP, HEREBY CONFIRMS AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND THE UNDERWRITING GROUP.

                                       EBI SECURITIES CORPORATION


                                       By: _____________________________________
                                           Harold M. Golz,
                                           Executive Vice President,
                                           as Attorney in Fact for the several
                                           Underwriters named in Schedule I to
                                           the Underwriting Agreement

                                   SCHEDULE I

                                       TO

                             UNDERWRITING AGREEMENT


Underwriter                                                     Number of Shares
-----------                                                     ----------------
















        TOTAL